CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2009
Date of Report (date of Earliest Event Reported)

Zoom Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

207 South Street
Boston, Massachusetts
(Address of principal executive offices and zip code)

(617) 423-1072
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 2.01	Completion of Acquisition of Assets

Item 3.02	Unregistered Sale of Equity Securities

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

CONSUMMATION OF THE MERGER WITH GOLD LION HOLDING LIMITED AND SPIN-OFF OF ASSETS

On January 28, 2009, (and later amended on May 12, 2009) Zoom Technologies, Inc. (“Zoom” or the “Registrant”) entered in a share exchange agreement to acquire all the outstanding shares of Gold Lion Holding Limited, a company organized and existing under the laws of the British Virgin Islands (“Gold Lion”).  In connection with the share exchange agreement, the Registrant agreed to spin off its then-current business to its stockholders, by distributing and transferring all assets and liabilities to subsidiary and issuing a dividend to its stockholders as further described below.

The parties to the share exchange agreement were: (1) Zoom Technologies, Inc., (2) Tianjin Tong Guang Group Digital Communication Co., Ltd., (“TCB Digital”) a company organized under the laws of the People’s Republic of China, (“PRC”); (3) Zoom Telephonics, Inc., or Zoom Telephonics, a wholly owned subsidiary of Zoom; (4) Gold Lion, (5) Lei (Leo) Gu, a citizen of the PRC; and (6) Songtao Du, a citizen of the PRC.

Gold Lion owns 100% of the outstanding capital stock of Jiangsu Leimone Electronics Co., Ltd., (“Jiangsu Leimone”), a foreign investment enterprise organized under the laws of the PRC that engages in the manufacturing, research and development, and sales of electronic components for 3rd generation mobile phones, wireless communication circuitry, GPS equipment, and related software products. Jiangsu Leimone owned 51.03% of the outstanding capital stock of TCB Digital that the Registrant acquired on September 22, 2009. Gold Lion also owns 100% of Profit Harvest Corporation Ltd, (“Profit Harvest”), which is a marketing and sales company organized and existing under the laws of Hong Kong.

Mr. Gu owns 70.6% of the outstanding capital stock of Gold Lion and holds an option indirectly to acquire an additional 28.97% of the outstanding capital stock of TCB Digital.

Mr. Du owns 29.4% of the outstanding capital stock of Gold Lion, which was pledged to Mr. Cao Wei.

TCB Digital is a high technology company engaged in electronic and telecommunication product design, development, and manufacturing. TCB Digital started its business in 1999 and was originally established as an Electronic Manufacturing Service (EMS) factory for mobile phone vendors. TCB Digital was Motorola’s first independent outsource manufacturing vendor responsible for producing Motorola mobile phones in China. Moreover, TCB Digital was the first EMS factory in China receiving Motorola’s International Quality Product and Qualification certificate. Since 2004, TCB Digital developed and produced GSM and CDMA mobile phones, wireless data modules and GPS equipment. TCB Digital is headquartered in Tianjin, China. TCB Digital’s two main business operations are EMS for Original Equipment Manufacturer (OEM) customers and the design and production of mobile phone products.

TCB Digital offers high quality and comprehensive EMS to both domestic and global customers, including, Samsung, Tianyu, CCT, Danahar and Spreadtrum. TCB Digital’s primary products include mobile phones, wireless telecommunication modules, digital cameras, cable TV set-top boxes and GPS equipment. In addition, TCB Digital has developed various state-of-the-art mobile phones and Smartphones based on both of the main network technologies: Global System for Mobile Communications, or GSM, and Code Division Multiple Access, or CDMA. Presently, TCB Digital markets its mobile phone products through distributors in China and also supplies GSM and CDMA mobile phones to major customers, including China Mobile Communications Corporation, or CMCC, China UNICOM and China Telecom. See “Information about TCB Digital” for more information.

On September 22, 2009, pursuant to the share exchange agreement and the approval of the majority of the stockholders of the Registrant, the Registrant acquired from the Gold Lion shareholders 100% of Gold Lion in exchange for 4,225,219 shares of the Registrant’s common stock. The result of this issuance is that the former Gold Lion shareholders own approximately 69.3% of the outstanding stock of the Registrant.  As discussed above, Mr. Gu holds an option to acquire an additional 28.97% of the outstanding capital stock of TCB Digital. Pursuant to the share exchange agreement and the approval of the majority of the stockholders of the Registrant, we have agreed to provide Mr. Gu the option to exchange the additional 28.97% interest in TCB Digital for the issuance of an additional 2,402,576 shares of our common stock.

Upon the closing of the acquisition, the officers of the Registrant are Leo Gu – Chief Executive Officer and Anthony K. Chan – Chief Financial Officer.  The members on the board of directors of the Registrant are Leo Gu, Frank Manning, Augustine Lo, Kit H. Choy and Chang Shan.

Approximately ten days following the closing of the merger, the Registrant intends to issue a dividend consisting of 100% of the issued and outstanding capital stock of Zoom Telephonics to its stockholders of record immediately prior to the closing. We refer to this as the “spin-off.” In connection with the spin-off, the Registrant distributed and transferred all of its current and future assets and liabilities related to the business of Zoom prior to the closing of the merger to Zoom Telephonics, subject to certain licensing rights discussed below. Zoom’s stockholders immediately prior to the closing would retain their existing shares in Zoom and would also receive an equal number of new shares in Zoom Telephonics.

After the merger and the spin-off, the Registrant and Zoom Telephonics each will be independent companies. We expect, but cannot guarantee, that Zoom Telephonics’ common stock to be traded on the OTC Bulletin Board.

TCB Digital and Zoom Telephonics will enter into a license agreement granting TCB Digital licensing rights for “Zoom” and “Hayes” trademarks for certain products and geographic regions. Zoom and Zoom Telephonics have also entered into a separation and distribution agreement that allocates responsibility for obligations arising before and after the spin-off, including, among others, obligations relating to taxes.

Our former directors, Frank Manning and Peter Kramer, entered into founder lock-up agreements pursuant to which they will agree that during the one-year period commencing on the date of closing that each will not sell, transfer, assign, pledge or hypothecate, in any calendar month, greater than 3% of the shares of our common stock sold in the previous four calendar weeks.

Corporate Overview

We were incorporated in the state of Delaware under the name Zoom Technologies, Inc. Up until the closing date of the merger, we conducted our business through our operating subsidiary, Zoom Telephonics, Inc.  Zoom Telephonics, Inc. was originally incorporated in New York in 1977 and changed its state of incorporation to Delaware in 1993.  Up until the Closing Date, our business was in the design, production, marketing, sales, and support of broadband and dial-up modems, Voice over Internet Protocol or "VoIP" products and services, Bluetooth® wireless products, and other communication-related products.

In September 2009, the transactions as described above were approved by a majority of our stockholders and completed, resulting in a change on control.

In connection with the merger with Gold Lion, and the spin-off of Zoom Telephonics, Inc. the historical financial statements of Gold Lion will be the financial statements of the Registrant, and the business of the Registrant consists solely of the business of Gold Lion. The risks factors set forth on page 4 regarding our business relates to risks of Gold Lion.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this current report on Form 8-K.

In assessing these risks, you should also refer to the other information included in current report, including the consolidated financial statements and the accompanying notes. You should note that Zoom would become a holding company with substantial operations in the PRC. As a result, Zoom would be subject to legal and regulatory environments that differ in many respects from those of the United States. Zoom’s business, financial condition or results of operations could be affected materially and adversely by any of the risks discussed below.

Risks Related to Gold Lion’s Business

Gold Lion’s ownership of businesses, inclusive of TCB Digital, Jiangsu Leimone and Profit Harvest (collectively “Gold Lion Group”) including sales, results of operations, and reputation could be materially adversely affected if it fails to efficiently manage its manufacturing operations without interruption, or fails to ensure that its products meet the expectations of its distributors and end-user customers.

Operation of Gold Lion Group requires successful execution of complex manufacturing processes. The disruption of any of these could interrupt its revenue generation and have a material and adverse effect on Gold Lion Group’s relationships with distributors and end-user customers, TCB Digital and Jiangsu Leimone’s brand names, and its financial performance. TCB Digital and Jiangsu Leimone’s manufacturing operations involve raw material and component sourcing from third parties, internal assembly processes, and distribution processes. These operations are modified on a regular basis in an effort to improve manufacturing and distribution efficiency and flexibility. Gold Lion Group may experience difficulties in coordinating its supplies of components and raw materials to meet the demand for its products, increasing or decreasing production at its facilities in response to demand, adopting new manufacturing processes, finding a timely way to develop the best technical solutions for new products, or achieving manufacturing efficiency and flexibility. Gold Lion Group may experience delays in adjusting or upgrading production at its facilities when it introduces new models, delays in expanding manufacturing capacity, failure in its manufacturing processes, or failure by its business partners to adequately perform the services it has outsourced to them, which in turn may have a material adverse effect on Gold Lion Group’s sales and results of operations. In addition, a failure or an interruption could occur at any stage of Gold Lion Group’s product development, manufacturing and delivery processes, resulting in products not meeting the expectations of its distributors and end customers, which could have a material adverse effect on Gold Lion Group’s sales, results of operations, and reputation.

Gold Lion Group’s results of operations, particularly its profitability, may be materially adversely affected if it does not successfully manage price erosion and is not able to manage costs related to its products and operations.

Selling price erosion is a characteristic of the mobile handset and electronics industries, and the products offered by Gold Lion Group are subject to natural price erosion over time. If Gold Lion Group is not able to lower its costs at the same rate or faster than this selling price erosion, and to introduce new cost-efficient products with higher prices in a timely manner, as well as manage costs related to its products and operations generally, this will have a material adverse effect on its business and results of operations, particularly its profitability.

Gold Lion Group relies primarily on its distributors for marketing and sale of its products at the provincial and local levels and for after-sales support of its products. Because Gold Lion Group has limited influence over its distributors, it cannot be certain that their marketing and after-sale support of its products will be adequate to meet Gold Lion Group’s sales requirements and to protect Gold Lion Group’s brand and reputation.

Gold Lion Group now has distributors and after-sales service centers at the national level, provincial level and municipal level in 31 provinces in China. Gold Lion Group grants its distributors the right to use its brand name and logo when they market Gold Lion Group’s products within their respective sales territories or channels and when they provide after-sales support to Gold Lion Group’s end-user customers. However, Gold Lion Group’s contractual arrangements with its distributors do not provide Gold Lion Group with control over their everyday business activities, and one or more of its distributors may engage in activities that are prohibited under Gold Lion Group’s contractual arrangements with them, that violate Peoples’ Republic of China (“PRC”) laws and regulations governing the mobile handset industry or other PRC laws and regulations generally, or that are otherwise harmful to Gold Lion Group’s business or reputation in the industry.

Gold Lion Group maintains inventories of raw materials, components and handsets, and its inventories may decline in value or become obsolete.

The rapid technological change in Gold Lion Group’s industry, the short product life cycle of its handsets, its limited forecasting experience and processes, and the competitive nature of its target markets make forecasting Gold Lion Group’s future sales and operating results difficult. Gold Lion Group’s expense levels are based, in part, on its expectations regarding future sales. In addition, to enable Gold Lion Group to promptly fill orders, it maintains inventories of raw materials, components and handsets. As a result, Gold Lion Group has to commit to considerable costs in advance of anticipated sales. Any significant shortfall of sales may result in Gold Lion Group maintaining higher levels of inventories of raw materials, components, and finished goods than it requires, thereby increasing its risk of inventory obsolescence and corresponding inventory write-downs and write-offs. Gold Lion Group cannot guarantee that such write-downs will be adequate to cover all losses resulting from inventory obsolescence.

Gold Lion Group plans to market its products to countries outside of China, which may subject it to various economic, political, regulatory, legal and foreign exchange risks.

Gold Lion Group currently sells substantially all of its products in China. Gold Lion Group also plans to selectively enter into markets outside China where it identifies an opportunity to sell differentiated products and where it believes it will be able to realize a reasonable return on investment. The marketing, distribution and sale of its mobile handsets overseas exposes Gold Lion Group to a number of risks, including:

•	fluctuations in currency exchange rates of the U.S. dollar and other foreign currencies against the Renminbi;

•	difficulty in engaging and retaining distributors and agents who are knowledgeable about, and can function effectively in, overseas markets;

•	difficulty in designing products that are compatible with communications and product standards in foreign countries, and in attaining the required certifications for those products;

•	longer accounts receivable collection periods and greater difficulty in accounts receivable collection;

•	increased costs associated with maintaining marketing and sales activities in various countries;

•
difficulty and costs relating to compliance with unexpected changes in regulatory requirements and different commercial and legal requirements in the jurisdictions in which Gold Lion Group offers its products;

•	inability to obtain, maintain or enforce intellectual property rights; and

•
changes to import and export regulations, including quotas, tariffs and other trade barriers, delays or difficulties in obtaining export and import licenses, potential foreign exchange controls and repatriation controls on foreign earnings, exchange rate fluctuations, and currency conversion restrictions.

If Gold Lion Group is unable to effectively manage these risks, its ability to conduct or expand its business abroad would be impaired; and this may in turn have a material adverse effect on Gold Lion Group’s business, financial condition, results of operations, and prospects.

Gold Lion Group’s operating results are difficult to predict and may fluctuate significantly from period to period in the future.

Gold Lion Group’s operating results are difficult to predict and may fluctuate significantly from period to period based on a number of factors such as the launch of new products in a given period, the seasonality of its mobile handset sales, the short life-cycle of any given handset model due to rapid technological advances, a possible deterioration of economic conditions in China, and potential changes to the regulation of the mobile handset industry in China. As a result, you may not be able to rely on period-to-period comparisons of Gold Lion Group’s operating results as an indication of its future performance. If its revenues for a particular period are lower than Gold Lion Group expects, its may be unable to reduce its fixed costs and operating expenses for that period by a corresponding amount, which would negatively impact its operating results for that period relative to its operating results for other periods.

Gold Lion Group has not applied for patents or registered copyrights for most of its intellectual property; and its failure to adequately protect its intellectual property rights may undermine its competitive position. In addition, litigation to protect Gold Lion Group’s intellectual property rights may be costly.

Implementation of PRC intellectual property-related laws has historically been lacking, primarily because of ambiguities in PRC laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Gold Lion Group relies primarily on trade secrets and other contractual restrictions to protect its intellectual property. Gold Lion Group has not applied for patents or registered copyrights in China for most of its inventions, original works of authorship, developments, and improvements relating to the mobile handsets it produces. The actions Gold Lion Group has taken to protect its intellectual property rights may not be adequate to provide it with meaningful protection or commercial advantage. As a result, third parties may use the technologies that it has developed and compete with Gold Lion Group, which could have a material adverse effect on its business, financial condition and operating results.

In addition, policing unauthorized use of proprietary technology can be difficult and expensive. Litigation may be necessary to enforce Gold Lion Group’s intellectual property rights and the outcome of any such litigation may not be in Gold Lion Group’s favor. Given the relative unpredictability of China’s legal system and potential difficulties in enforcing a court judgment in China, there is no guarantee that Gold Lion Group would be able to halt the unauthorized use of its intellectual property through litigation in a timely manner.

Furthermore, any such litigation may be costly and may divert management attention away from Gold Lion Group’s business and cause it to expend significant resources. An adverse determination in any such litigation will impair Gold Lion Group’s intellectual property rights and may harm its business, prospects and reputation. In addition, Gold Lion Group has no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent it is unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse impact on Gold Lion Group’s business, financial condition and results of operations.

Gold Lion Group may be exposed to infringement or misappropriation claims by third parties which, if determined adversely against it, could disrupt its business and subject it to significant liability to third parties, as well as have a material adverse effect on its financial condition and results of operations.

Gold Lion Group’s success depends, in large part, on its ability to use and develop its technology, know-how and product designs without infringing upon the intellectual property rights of third parties.

Gold Lion Group’s products include increasingly complex technology and, as the amount of such technologies and the number of parties claiming rights continue to increase; the possibility of alleged infringement and related intellectual property claims against it continues to rise. The holders of patents and other intellectual property rights potentially relevant to Gold Lion Group’s product offerings may be unknown to Gold Lion Group, or may otherwise make it difficult for Gold Lion Group to acquire a license on commercially acceptable terms. There may also be technologies licensed to and relied on by Gold Lion Group that are subject to infringement or other corresponding allegations or claims by others which could damage its ability to rely on such technologies. In addition, although Gold Lion Group endeavors to ensure that companies that work with it possess appropriate intellectual property rights or licenses, Gold Lion Group cannot fully avoid the risks of intellectual property rights infringement created by suppliers of components used in its products or by companies with which it works in cooperative research and development activities. Since technology standards, including those used and relied on by Gold Lion Group, typically involve intellectual property rights, Gold Lion Group cannot fully avoid risks of a claim for infringement of such rights due to its reliance on such standards. Gold Lion Group believes that the number of third parties declaring their intellectual property to be relevant to these standards - for example, those standards related to 3G mobile communication technologies as well as other advanced mobile communications standards - is increasing, which may increase the likelihood that Gold Lion Group will be subject to such claims in the future. While Gold Lion Group believes that any such intellectual property rights declared and found to be essential to a given standard carry with them an obligation to be licensed on fair, reasonable and non-discriminatory terms, not all intellectual property owners agree on the meaning of that obligation and, thus, costly and time-consuming litigation over such issues may result in the future.

As Gold Lion Group continues to market and sell its products throughout China, and as litigation becomes more common in China, Gold Lion Group may face a higher risk of becoming subject to claims for intellectual property infringement. While Gold Lion Group has not, to date, become subject to these types of claims, it is possible that it may, in the future, become subject to such intellectual property infringement claims. Regardless of whether such claims have merit or are decided in its favor, any such litigation could have a negative impact on Gold Lion Group brand, reputation and ability to conduct its business and sell some or all of its products.

Gold Lion Group’s sales and profitability depend on the continued growth of the mobile telecommunications industry, especially in China, and if the mobile telecommunications industry does not grow as Gold Lion Group expects or grows at a slower speed than Gold Lion Group expects, its sales and profitability may be materially adversely affected.

Gold Lion Group derives substantially all of its revenues from sales of mobile handsets in China. The continued development of its business depends, in large part, on continued growth in the mobile telecommunications industry, especially in China, in terms of the number of existing mobile subscribers who upgrade or replace their existing mobile handsets, the number of new subscribers, and increased usage. Although China’s wireless telecommunication industry has grown rapidly in the past, and although China government has granted 3G licenses to operators, the wireless telecommunication industry may not continue to grow at the same growth rate in the future or to grow at all.

Furthermore, Gold Lion Group’s sales and profitability are also affected by the extent to which there is increasing demand for, and development of, value-added services, leading to opportunities for it to successfully market mobile handsets that feature those services. To a certain extent, Gold Lion Group is dependent on third-party mobile telecommunication operators to successfully introduce these value-added services that encourage end users to upgrade or replace their mobile handsets. For instance, mobile telecommunication operators in China are upgrading their networks to offer 3G wireless telecommunication services, which will lead to increased demand for enhanced wireless value-added services and, therefore, increased demand for mobile handsets with more advanced technologies in China. Therefore, if mobile telecommunication operators are not successful in their attempts to introduce new services, increase the number of subscribers, stimulate increased usage and drive replacement sales, its business and results of operations could be materially adversely affected.

These developments in its industry are, to a large extent, outside of Gold Lion Group’s control; and any reduced demand for wireless voice and data services, any other downturn, or other adverse changes in China’s wireless telecommunication industry could severely harm its business.

Changes in the regulatory environment for telecommunications systems and services, especially in China, could negatively impact Gold Lion Group’s business.

The telecommunications industry in China is heavily regulated, and regulatory changes may affect both Gold Lion Group and its customers. For example, changes in regulations that impose more stringent standards for the production of mobile handsets could adversely affect Gold Lion Group business. Similarly, tariff regulations that affect the pricing of new services offered by mobile telecommunication operators could also affect their ability to invest in network infrastructure, which in turn could affect the sales of Gold Lion Group’s mobile handsets. License fees, environmental, health and safety, privacy and other regulatory changes may increase costs and restrict operations of mobile telecommunication network operators and service providers. The indirect impact of such changes could affect Gold Lion Group’s business adversely even though the specific regulations may not directly apply to it or its products.

China Ministry of Industry and Information Technology (“MIIT”) has broad discretion and authority to regulate all aspects of the telecommunications and information technology industries in China, including managing spectrum, setting mobile handset specifications and standards, approving the adoption of new technologies such as 3G, and drafting laws and regulations. MIIT also determines the forms and types of services that may be offered by telecommunication companies to the public, the rates that are charged to subscribers for those services, and the content of material available in China over wireless services, including Internet content. In addition, China’s telecommunication regulatory framework is still at a relatively early stage of development, and prone to directional shifts and major structural changes. The PRC government is in the process of drafting a national telecommunication law, which may include new legislation governing the mobile handset industry. If MIIT sets standards with which Gold Lion Group is unable to comply or which would render Gold Lion Group’s products uncompetitive, its ability to sell products could be severely limited, resulting in substantial harm to Gold Lion Group’s operations.

Gold Lion Group depends on its key personnel, and its business and growth may be severely disrupted if it loses their services. Gold Lion Group may also have difficulty attracting and retaining qualified management and research and development personnel.

Gold Lion Group’s future success depends substantially on the continued services of its key personnel. Gold Lion Group relies on key personnel’s experience in the mobile handset manufacturing industry, in similar business operations, in sales and marketing, and on their relationships with Gold Lion Group’s shareholders, customers, and suppliers. If Gold Lion Group loses the services of one or more of these key personnel, it may not be able to replace them readily, if at all, with suitable or qualified candidates, and may incur additional expenses to recruit and retain new officers, which could severely disrupt its business and growth.

In addition, if any of these key personnel joins a competitor or forms a competing company, Gold Lion Group may lose some of its customers. Gold Lion Group has entered into employment agreements with each of these key personnel, which contain confidentiality and non-competition provisions. However, if any disputes arise between these key personnel and Gold Lion Group, it is not clear what the court decisions will be and the extent to which these court decisions could be enforced in China, where all of these key personnel reside and hold some of their assets. Furthermore, as Gold Lion Group expects to continue to expand its operations and develop new products, Gold Lion Group will need to continue attracting and retaining experienced management and key research and development personnel.

Competition for management and research and development personnel in the mobile handset market in China is intense, and the availability of suitable and qualified candidates is limited. In particular, Gold Lion Group competes to attract and retain qualified research and development personnel with other mobile handset manufacturers, universities and research institutions. Competition for these individuals could cause Gold Lion Group to offer higher compensation and other benefits in order to attract and retain them, which could have a material adverse effect on Gold Lion Group’s financial condition and results of operations. Gold Lion Group may also be unable to attract or retain the personnel necessary to achieve its business objectives, and any failure in this regard could severely disrupt its business and growth.

Fluctuations in exchange rates could adversely affect Gold Lion Group’s business.

Because substantially all of its earnings are denominated in Renminbi, any appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect Gold Lion Group’s balance sheet position and financial results reported in U.S. dollar terms without giving effect to any underlying change in its business or results of operations. In addition, fluctuations in the exchange rate between the U.S. dollar and the Renminbi would affect the relative purchasing power of Gold Lion Group’s U.S. dollar denominated cash assets and the Renminbi value of Gold Lion Group’s U.S. dollar denominated bank borrowings. Fluctuations in the exchange rate will also affect the relative value of any dividend Gold Lion Group may issue that will be exchanged into U.S. dollars, and will affect the earnings from and value of any U.S. dollar-denominated investments it makes in the future.

Gold Lion Group’s competitive position could decline if it is unable to obtain additional financing to acquire businesses or technologies that are strategic for its success, or otherwise execute its business strategy.

Gold Lion Group believes that its current cash will be sufficient to fund its working capital and capital expenditure requirements for at least the next twelve months. However, Gold Lion Group may need to raise additional funds to support more rapid expansion, respond to competitive pressures, acquire complementary businesses or technologies or respond to unanticipated requirements. Gold Lion Group cannot assure you that additional funding will be available to it in amounts or on terms acceptable to Gold Lion Group. If sufficient funds are not available or are not available on acceptable terms, Gold Lion Group’s ability to fund its expansion, take advantage of acquisition opportunities, develop or enhance its services or products, or otherwise respond to competitive pressures would be significantly limited. If appropriate opportunities arise, Gold Lion Group intends to acquire businesses; technologies, services or products that it believes are strategic.

Risks Related to Gold Lion’s Industry

If Gold Lion Group cannot keep pace with market changes and produce mobile phones with new technologies and features in a timely and cost-efficient manner to meet its customers’ requirements and preferences, the growth and success of its business will be materially adversely affected.

The mobile handset market in China is characterized by changing consumer preferences with respect to style and functionality, increasing demand for new and advanced technologies and features, rapid product obsolescence and price erosion, evolving industry standards, intense competition and wide fluctuations in product supply and demand. If Gold Lion Group cannot keep pace with market changes and produce new mobile handsets in a timely and cost-efficient manner to meet its customers’ requirements and preferences, the growth and success of its business will be materially adversely affected.

Gold Lion Group experiences intensive competition from its Electronics Manufacturing Service (“EMS”) competitors; Gold Lion Group’s failure to maintain its relationship with clients may have material adverse impact on its business and profitability.

In recent years, more and more EMS providers have invested heavily in the northern part of China and particularly in the Bo Hai area where Tianjin city is located. Gold Lion Group’s OEM customers are also giving more orders to other EMS providers to balance their need and reduce their risk. Gold Lion Group will attempt to provide better services and higher quality products to attract more customers and reduce its risk from fierce competition.

Competition in mobile phone manufacture and sales is intense. Gold Lion Group’s failure to maintain or improve its market position and respond successfully to changes in the competitive landscape may have a material adverse impact on its business and results of operations.

The mobile handset manufacturing industry in China is intensely competitive. Industry participants compete with each other mainly on the basis of the breadth and depth of their product portfolios, price, operational and manufacturing efficiency, technical performance, product features, quality, customer support and brand recognition. Gold Lion Group faces significant competition from a number of competitors, including domestic mobile handset producers such as Bird Ningbo Co., Ltd, Haier Telecom Co. Ltd., , Konka Group Co., Ltd, Lenovo Group Limited, and TCL Communication Technology Holdings Limited,. and a number of large multinational mobile handset producers, such as LG Electronics Ltd., Motorola Inc., Nokia Corporation, Samsung Electronics Co., Ltd., and Sony Ericsson Mobile Communications (China) Co., Ltd.. Many of Gold Lion Group’s competitors have longer operating histories, greater name recognition, significantly larger market shares, access to larger customer bases and significantly greater economies of scale and financial, sales and marketing, manufacturing, distribution, technical and other resources than Gold Lion Group does. Some of these competitors have used, and will probably continue to use, more aggressive pricing strategies, greater amounts of sales incentives and subsidies for distributors, retailers and customers, more successful design approaches, and more advanced technologies. In addition, some competitors have chosen to focus on building products based on commercially available components, which may enable them to introduce these products faster and with lower levels of research and development spending than Gold Lion Group. Furthermore, consolidation among the industry participants in China may potentially result in stronger competitors that are better able to compete as end-to-end suppliers as well as competitors who are more specialized in particular areas and geographic markets. This could have a material adverse effect on Gold Lion Group’s business, financial condition, results of operations and prospects.

Gold Lion Group may be unable to manage rapid growth and a changing operating environment, which could adversely affect its ability to serve its customers and could harm its business.

Gold Lion Group has experienced rapid growth over the last few years. Gold Lion Group has limited operational, administrative and financial resources, which may be inadequate to sustain its current growth rate. If Gold Lion Group is unable to manage its growth effectively, the quality of its solutions could deteriorate and its business may suffer. As its customer base increases and it enters new end-markets, Gold Lion Group will need to:

•	increase its investments in personnel, research and development capabilities, facilities and other operational areas;

•	continue training, motivating and retaining its existing employees, and attract and integrate new qualified employees;

•	develop and improve its operational, financial, accounting and other internal systems and controls; and

•	take enhanced measures to protect any proprietary technology or technological capability it develops.

Any failure to manage Gold Lion Group’s growth successfully could distract management’s attention and result in its failure to serve its customers and harm its business.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for Gold Lion Group’s products and materially adversely affect its competitive position.

Gold Lion Group conducts substantially all of its operations and generates most of its revenues in China. Accordingly, its business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

•	the higher level of government involvement;

•	the early stage of development of the market-oriented sector of the economy;

•	the rapid growth rate;

•	the higher level of control over foreign exchange; and

•	the allocation of resources.

While the PRC economy has grown significantly since the late 1970s, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on Gold Lion Group. For example, Gold Lion Group’s financial condition and results of operations may be adversely affected by government control over the telecommunications industry, capital investments or changes in tax regulations that are applicable to it.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and imposing policies that impact particular industries or companies in different ways. For example, efforts by the PRC government to slow the pace of growth of the PRC economy could result in decreased capital expenditure by mobile telecommunication network operators, which in turn could reduce demand for its products.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of mobile communications investments and expenditures in China, which in turn could lead to a reduction in demand for Gold Lion Group’s products and consequently have a material adverse effect on its business and prospects. In particular, any adverse change in the PRC government’s policies towards the mobile communications industry may have a material adverse effect on Gold Lion Group’s business.

Gold Lion may have difficulty establishing adequate management, legal and financial controls in the PRC.

Most PRC companies historically have been less focused on establishing Western style management and financial reporting concepts and practices, as well as modern banking, computer and other internal control systems, than companies in the U.S. and certain other Western countries. Gold Lion may have difficulty in hiring and retaining a sufficient number of qualified internal control employees to work in the PRC. As a result of these factors, Gold Lion may experience difficulty in establishing management, legal and financial controls, collecting financial data, preparing financial statements, books of account and corporate records, and instituting business practices that meet Western standards.

Section 404 of the Sarbanes-Oxley Act of 2002 will require the Registrant to document and test its internal controls over financial reporting in future periods. Any delays or difficulty in satisfying these requirements could adversely affect its future results of operations and the Registrant’s stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 will require the Registrant to document and test the effectiveness of Gold Lion’s internal control over financial reporting in accordance with an established internal control framework and to report on its conclusion as to the effectiveness of such internal controls. It may cost more than it expects to comply with these control and procedure-related requirements.

The Registrant may discover in the future areas of internal control that need improvement, particularly with respect to Gold Lion Group or other businesses that it may acquire. The Registrant cannot be certain that any remedial measures it takes will provide adequate internal control over  financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could harm the Registrant’s operating results or cause it to fail to meet its reporting obligations. If the Registrant is unable to conclude that it has effective internal control over financial reporting, or if its independent auditors are unable to provide it with an unqualified report regarding the effectiveness of its internal control over financial reporting in future periods as required by Section 404, investors could lose confidence in the reliability of its financial statements, which could result in a decrease in the value of the Registrant’s common stock. In addition, failure to comply with Section 404 could potentially subject the Registrant to sanctions or investigations by the SEC or other regulatory authorities.

Description of Business

Gold Lion’s wholly owned subsidiary, Jiangsu Leimone, owns 51.03% of TCB Digital.  TCB Digital, a subsidiary of Gold Lion, is a well established high technology enterprise engaging in electronic and telecommunication product design, development, and manufacturing capability and process. TCB Digital started its business in 1999 and was originally set up as an Electronic Manufacturing Service (EMS) factory for mobile phone vendors. TCB Digital was Motorola’s first independent outsourcing manufacturing vendor responsible for producing Motorola mobile phones in China. Moreover, TCB Digital was the first EMS factory in China receiving Motorola’s International Quality Product and Qualification Certificate. Currently TCB Digital is headquartered in Tianjin, China. TCB Digital has two main business operations, one providing Electronic Manufacturing Service for OEM (Original Equipment Manufacturer) customers and the other designing and producing mobile phone products.

TCB Digital offers high quality and comprehensive EMS to both domestic and global customers including Samsung, Tianyu, CCT, Palm, Danaher, Spreadtrum and SK Telecom. Major products manufactured by TCB Digital include mobile phones, wireless telecommunication modules, digital cameras, cable TV set-up boxes, and GPS equipment. In addition, TCB Digital develops various state-of-art feature mobile phones and Smartphones based on TD-SCDMA, GSM, WCDMA and CDMA technologies. TCB Digital markets its mobile phone products through retail distributors in China and also supply major operator customers such as China Mobile (CMCC), China UNICOM, and China Telecom with various operator customized 2.5G or 3G mobile phones.

Competitive Strengths

TCB Digital believes its competitive strengths include:

Experienced Management Team & Strong Technology Experts

TCB Digital believes it has a well established and efficient human resource strategy. Under this strategy, TCB Digital is able to develop and maintain a good management team, strong technical professionals, and highly skilled manufacturing operators. TCB Digital believes the combination of TCB Digital’s internal development program and its hiring program has been able to provide it adequate and stable staffing for various levels of technical and managerial requirements. TCB Digital has a management team with expertise in manufacturing, product development, and marketing. Many managers have working experience and training in leading firms in the industry such as Motorola, BenQ, Samsung, Pemstar, Mitsum, and Foxcomm. With respect to the manufacturing, TCB Digital believes it has been able to develop and maintain a highly efficient manufacturing operator team with strong discipline. Furthermore, TCB Digital believes it has a strong product research and development team that has demonstrated talent in developing state-of-art mobile devices that can meet market needs.

Location Advantage

TCB Digital is located in Tianjin, China, which is located in the middle of Bo Hai Electronic Development Base. The China central government has recently established the “Bo Hai Economic Zone” which has been divided into several regions with specific development directions. Bo Hai Electronic Development Base is one of these newly identified regions, which has a well-established transportation system and strong industrial foundation.

Advanced manufacturing facility & Process

TCB Digital has 10 SMT (Surface Mounting Technology) production lines, 10 assembly and testing lines, and over $2 million worth of advanced testing instruments to meet customers’ different levels of technical requirements. TCB Digital’s SMT production lines can produce over 500,000 PCBA (PC board assemblies) per month or about 6 million PCBA annually. In addition, TCB Digital’s assembly line production capacity is about 800K units per month or around 9.6 million annually.

Excellent quality control system & workflow

TCB Digital has been implementing high-quality quality control systems and workflow systems to help ensure that it provides high-quality products to its customers. TCB Digital has received ISO 9000, ISO 14000, and QSH 18000 quality-related certificates

Strong Marketing Capability

TCB Digital has a sales and marketing team that allows it to market and promote its mobile phones and related products in both China and markets outside China.

Strategy

TCB Digital’s strategy is to strengthen its position as an innovative mobile phone producer and as an Electronic Manufacturing Service provider to customers in China and overseas.

Strengthen design and development capabilities in mobile phones

One of TCB Digital’s main business strategies is to focus on developing mobile phones based on GSM, CDMA, and TD-SCDMA core technologies for both China and overseas markets. TCB Digital is able to design, develop, and manufacture innovative GSM, CDMA and TD-SCDMA mobile phones by leveraging its own resources and facilities. To meet the changing needs of its customers and to maintain the competitive advantage of its products, TCB Digital intends to continue to improve and strengthen its development and design capabilities. TCB Digital plans to continue investing resources to maintain an experienced and skilled design team to preserve competitiveness within a frequently changing and challenging industry landscape.

Enhance strong customer relationships into new opportunities.

TCB Digital will continue to focus on refining its EMS processes, maintaining high quality control processes, adding new manufacturing technology, and enhancing its highly efficient operations team. In addition, TCB Digital will continue to monitor market movement, including customers’ requirements, adjusting its business model to better cope with these changes while maintaining profit margins. TCB Digital will attempt to increase its future revenues and profits by enhancing its strong customer relationships and expanding the range of services it offers to its customers. TCB Digital believes that growing with its clients will enable it to promote its reputation and expand its geographic presence.

Further expand market and sales channel

Currently TCB Digital has mobile phone distributors and after-sales service centers at the national level, provincial level and municipal level in 27 provinces in China. Those distributors are capable of covering approximately 5% of all local distributors and 10% of all retail stores in China. As the market potential in tier 3 and tier 4 cities and towns, with population from 2,000,000 down to 600,000, in China has been growing significantly, TCB Digital intends to invest in further expansion of its marketing and sales channels in these smaller cities and rural areas.

Products and Technology

Products

Gold Lion’s TCB Digital subsidiary has developed and produced GSM and CDMA mobile phones, wireless data modules and GPS equipment since 2004, and Gold Lion’s JS Leimone subsidiary has produced this type of electronic equipment since 2008. TCB Digital has customized and assembled two models of Smartphones for Palm Inc. for the China market. One model was customized, with applications developed by TCB Digital under Palm’s development and supervision guidelines, specifically for China Mobile Communications Corporation (CMCC); and this model has successfully entered into CMCC’s sales channels. In 2007, TCB Digital collaborated with SK-Telecom and jointly developed a dual mode GSM-CDMA Smartphone for China UNICOM. This dual mode GSM-CDMA Smartphone was designed and manufactured by TCB Digital and marketed under the SK-Telecom brand name.

In 2008, TCB Digital developed and launched four models of 2.5G GSM mobile phones for the China market. These GSM mobile phones have customary voice features plus data service functions such as web browsing, short messaging, multimedia messaging, multimedia player, games and more. TCB Digital has also developed a 2.5G GSM mobile phone that embeds China’s “CMMB” standard for mobile digital TV, and this phone uses Google’s Android operating system.

Technology

TCB Digital is located in Tianjin City. TCB Digital manufactures digital communication and consumer electronic products with 10 SMT (Surface Mount Technology) lines and 10 assembly and test lines. Jiangsu Leimone is located in the city of Nantong, Jiangsu Province. Jiangsu Leimone has 2 SMT lines and 2 assembly and test lines. TCB Digital produced approximately 5.3 million sets of products, including single and multiple PCBAs and also including fully packaged products, in 2006, about 5.5 million units in 2007, and 5.2 million units in 2008. TCB Digital periodically upgrades its SMT facilities to further improve efficiency and quality. In 2008, its first year of production, Jiangsu Leimone produced 0.8 million units of products.

DIGITAL COMMUNICATION Products by Segment as % of Sales	2006	2007	2008
EMS of mobile phones	90.3%	49.98%	44.43%

Mobile phone sales	3.64%	26.94%	43.12%

PCBAs & others	2.32%	19.27%	12.45%

Own brand product sales	3.74%	3.81%	0%

Total	100%	100%	100%

Note: Gold Lion acquired 51.03% of TCB Digital as of July 1, 2007. The above figures represent 100% of the activities of TCB Digital including periods prior to Gold Lion’s acquisition.

Major Customers of TCB Digital

Customer	Customer Profile

Beijing Tianyu
A well-known domestic brand. Established strategic partnership in May 2006, mainly to provide mobile phone manufacturing services. Sales for the years 2008 and 2007 were Rmb 32.2m and 74.6m respectively.

Other brands incl. Wincos, Aoxin, Xingwang, Yilitong, etc.	EMS for these various brands amounted to Rmb 271.8m in 2008 and Rmb 121.6m in 2007.

Tianjin Tong Guang Electronic Technology Co. Ltd.	A company, related to TCB Digital through a common shareholder, in the business of TV set top cable boxes. Sales for the years 2008 and 2007 were Rmb 81.7m and 16.6m respectively.

Beijing China Electronic Guang Tong Technology (CCT)	Established strategic partnership in December 2003, mainly to provide mobile phone manufacturing services. Sales for the years 2008 and 2007 were Rmb 44.0m and nil respectively.

Spreadtrum	Established strategic partnership in March 2007, mainly for manufacturing of wireless modules. Sales for the years 2008 and 2007 were Rmb 29.4m and 2.6m respectively

SK and Palm	We jointly developed Smartphones with these two brands for the China market. Sales in the years 2008 and 2007 totaled Rmb 26.6m and 39.3m respectively.

Samsung	Established strategic partnership in April 2006, mainly to provide digital camera PCBAs. Sales for the years 2008 and 2007 were Rmb 12.0m and 10.4m respectively.

Danaher Motion
Established Strategic Partnership in March 2007, mainly for manufacturing various automobile driving controllers for Danaher global companies. Sales for the years 2008 and 2007 were Rmb 5.5m and 2.8m respectively

Suppliers

TCB Digital has the following main suppliers:

•	Beijing Xingwang Shidai Tech & Trading Co., Ltd. Founded in 2002, this company focuses on mobile phone components, electronic products, and telecommunication products.

•	China Electronic Appliance Corporation (CEAC). Founded in 1964, CEAC has over 40 subsidiaries and is one of the biggest electronic components suppliers in China.

•	MTC (Material Trading Center) of Motorola Singapore. MTC was founded in 2003 and is a supplier of various manufacturing components and materials to EMS providers.

•	Orsus Xelent Technologies. Orsus Xelent focuses on mobile phone and related hardware and software product development.

•	SiChun Moba Enterprise. Moba focuses on mobile phone and telecommunication product development and distribution.

•	TechFaith Wireless Inc. TechFaith is an originally developed product provider for research and development of mobile phone solutions

•
Tianjin Tong Guang Group Electronics Science & Technology Co., Ltd. This company, related to our TCB Digital subsidiary through a common shareholder, develops digital TV and cable TV set top boxes, and is also a supplier of components to TCB Digital.

•	Tianjing Guosen Group Co., Ltd. This company has been in the wireless industry since 1993. It offers various technologies and electronic components to mobile phone manufacturers.

•
Westing Green (Tianjin) Plastic Co., Ltd. (WGP) This company is a subsidiary of Taiwan based Green Point Group (GPG). WGP is a leading supplier of plastic components for manufacturing mobile phones, MP3, Walkie-talkies, automobile electronic devices and other consumer electronic products.

A cost based analysis of our major suppliers from 2006 to 2008 is as follows:

	Percentage of Purchases

Supplier	2006	2007	2008

MTC (Material Trading Center) of Motorola Singapore	59%	—	—

Westing Green (Tianjin) Plastic Co., Ltd. (WGP)	8%	—	—

Tianjin Guosen Group Co., Ltd.	6%	—	—

China Electronic Appliance Corporation (CEAC)	—	10%	—

Beijing Xingwang Shidai Tech & Trading Co., Ltd.	—	26%	16%

Orsus Xelent Technologies	—	11%	13%

TechFaith Wireless Inc.	—	10%	—

Tianjin Tong Guang Group Electronics Science & Technology Co., Ltd.	—	8%	9%

Spreadtrum Communications (Shanghai) Co., Ltd.	—	—	3%

CLP Guangtong Beijing Science and Technology Co., Ltd.	—	—	8%

Wincos Technology (HK) Co., Ltd.	—	—	4%

Xi Long	—	—	4%

Jie Ying Electronics	—	—	2

Tai Ke Yuan of Hong Kong	—	—	2

An Fu Li	—	—	1

Total	73%	65%	62%

Note: Gold Lion acquired 51.03% of TCB Digital as of July 1, 2007. The above figures represent 100% of the activities of TCB Digital including periods prior to Gold Lion’s acquisition.

Profit Harvest

Profit Harvest is a wholly own subsidiary of Gold Lion that functions as a sales and marketing arm for TCB Digital. The major customers of Profit Harvest for 2008 were:

Customer over 5% of sales

Gold Profit Communication and Commerce Ltd.	16%

Jet On Company Ltd.	14%

UK Kingbond International (HK) Group Co. Ltd.	11%

Pengxiang Huateng Electronics Co., Ltd.	8%

Hong Kong Mingyan Digital Co., Ltd.	7%

Sub-total of customers over 5% of sales	56%

Sale and Marketing

Mobile Phone Business

TCB Digital markets its mobile phone products via two different strategies. One approach is to develop and manufacture mobile phones for mobile phone OEM customers. In this approach, based on a customer’s requirements and specifications TCB Digital develops, manufactures and ships the finished mobile product to the customer under the customer’s brand. TCB Digital has developed several strategic mobile phone OEM customers in China including SK Telecom, CECT, Daxian, and Orsus Xelent.

TCB Digital’s second approach is to sell its mobile phones under its Leimone brand name. For sales of its Leimone-branded mobile phone handsets, TCB Digital has distributors and after-sales service centers at the national level, provincial level and municipal level in 31 locations in China. Those distributors cover approximately 5% of all local distributors and 10% of all retail stores in China.

The market potential in tier 3 and tier 4 cities (population from 2,000,000 down to 600,000) in China has been growing significantly. TCB Digital has adjusted its distribution strategy to directly sell products not only to distributors at the provincial level, but also to agents at the municipal level in some provinces. TCB Digital believes these municipal agents are better adapted than the provincial distributors to extend their distribution networks into tier 3 and tier 4 markets.

TCB Digital has commenced the export of mobile phones to overseas markets by setting up a sales office in Hong Kong to promote sales of mobile phones in those countries. TCB Digital is also actively participating in bids held by China Mobile, China Telecom and China Unicom in order to directly sell a large volume of mobile phones to these large mobile operators.

EMS Business

TCB Digital started providing EMS services to electronic product and mobile phone product OEM customers in 1999. Over the past 9 years, TCB Digital has been providing EMS to many domestic and global customers. TCB Digital believes is has a well-established sales and support network throughout the country that provides effective and comprehensive after-sales services.

Competition

The market for mobile phone product is intensely competitive. Most of TCB Digital’s competition comes from Chinese mobile phone manufacturers. TCB Digital believes that its competitive advantages include its experience in the telecommunications terminal area, its distribution network, its in-house and external research and development capacity, and its reputation. For the EMS business area, competition is from other EMS providers based in Northern China. TCB Digital believes that its competitive advantage include its quality control and wide range of customized services.

Employees

Currently TCB Digital has approximately 1,200 total employees, mostly based in Tianjin city, including approximately 700 EMS manufacturing operators, 100 sales executives, 80 research and development engineers, 90 after-sales service technicians, and other support staff and management personnel. JS Leimone currently has approximately 200 persons in Nantong, Jiangsu Province.

Properties

TCB Digital leases properties with a total area of 18,678 square meters in Tianjin City, China. TCB Digital believes its existing facilities and equipment are well maintained and in good operating condition, and are sufficient to meet its needs for the foreseeable future. Jiangsu Leimone currently leases properties with a total area of approximately 1,300 square meters in Nantong, Jiangsu Province, and plans to increase to 2,300 square meters of production facilities within 2009.

Legal Proceedings

We are not a party to any material legal proceedings nor are we aware of any circumstance that may reasonably lead a third party to initiate legal proceedings against us.

Market for Common Equity

Our common stock trades on the Nasdaq Capital Market under the symbol "ZOOM". The following table sets forth, for the periods indicated, the high and low sale prices per share of common stock, as reported by the Nasdaq Capital Market. All common stock information prior to August 7, 2008 and presented herein was restated to reflect the reverse stock split.

Interim Periods for Fiscal 2009	High	Low
First Quarter	2.09	0.46
Second Quarter	2.68	1.01

Year Ended December 31, 2008	High	Low
First Quarter	$4.25	$1.75
Second Quarter	$2.85	$1.60
Third Quarter	$3.62	$1.09
Fourth Quarter	$1.52	$.30

Year Ended December 31, 2007	High	Low
First Quarter	$9.00	$5.40
Second Quarter	$9.45	$5.75
Third Quarter	$6.50	$3.60
Fourth Quarter	$6.50	$2.65

As of September 22, there are 6,205,377 shares of our common stock outstanding and 216 holders of record of our common stock.  As of September 22, 2009, the closing price of our stock was $8.10.

Changes in and Disagreements with Accountants

None.

Indemnification of Directors and Officers

In connection with the Share Exchange, the Registrant did not amend its Articles of Incorporation or Bylaws.

Our Certificate of Incorporation and Bylaws authorize us to indemnify our directors, officers, employees and agents against expenses (including attorneys' fees), liabilities and other matters incurred in connection with any action, suit or proceeding, to the fullest extent permitted by Section 145 of Delaware General Corporation Law. In addition, our Certificate of Incorporation provides our directors shall not be personally liable to us or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to us or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

 We may also advance all reasonable expenses which were incurred by or on behalf of a present director or officer in connection with any proceeding to the fullest extent permitted by applicable law.

The Bylaws also permit us to enter into indemnity agreements with individual directors, officers, employees, and other agents. Any such agreements, together with the Bylaws and Certificate of Incorporation, may require us, among other things, to indemnify directors or officers against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, and to obtain and maintain directors' and officers' insurance if available on reasonable terms.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Security Ownership of the Registrant after the Acquisition

The following table sets forth information with respect to the beneficial ownership of the our common stock as of the date hereof by each person who is known by us to beneficially own more than 5% of Registrant’s common stock and each officer, each director and officers and directors as a group.

Common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner (1)	Common stock if Zoom acquires Gold Lion (and not the additional 28.97% interest in TCB Digital) and does not issue the NASDAQ Additional Consideration Shares

	Number	Percent
Lei Gu	2,786,271	44.9%
Wei Cao	1,160,288	18.7%
Anthony K. Chan	0	0%
Frank Manning	157,249	2.5%
Augustine Lo	0	0%
Kit H. Choy	0	0%
Chang Shan	0	0%
All directors and executive officers as a group (of 6 persons)	2,943,520	47.4%

(1)
Unless otherwise indicated, the address for each stockholder listed in the above table is c/o Gold Lion Holding Ltd., No.6 Zhongguancun South Street, Suite 608, Haidian District, Beijing, China 100086.

GOLD LION’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion contains forward-looking statements. Forward looking statements are identified by words and phrases such as “anticipate”, “intend”, “expect”, and words and phrases of similar import. We caution investors that forward-looking statements are only predictions based on our current expectations about future events and are not guarantees of future performance. Actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements due to risks, uncertainties and assumptions that are difficult to predict. We encourage you to read those risk factors carefully along with the other information provided in this current report on Form 8-K and in our other filings with the SEC before deciding to invest in our stock or to maintain or change your investment. We undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law.

You should read this Management’s Discussion and Analysis in conjunction with the Consolidated Financial Statements and Related Notes.

Overview

Gold Lion was founded by Mr. Gu Lei in September 2002 in the British Virgin Islands, and Gu was the sole owner of one issued and outstanding share of common stock. Through a resolution of Gold Lion on November 26, 2008, Gold Lion issued 705 shares to Gu and 294 shares to Mr. Du Songtao, resulting in a total of 1,000 issued and outstanding shares of common stock. Pursuant to a pledge agreement dated November 26, 2008, Du pledged his 294 shares to Mr. Cao Wei, with all rights to such shares including voting rights. Consequently, Gu and Cao jointly control 100% of Gold Lion.

On August 2, 2007, Gu founded Profit Harvest in Hong Kong, and in December 2008, 100% ownership of Profit Harvest was transferred to Gold Lion. Profit Harvest is engaged in sale of mobile phone products and components to retailers and other wholesalers.

Pursuant to a capital injection agreement (the “Agreement”) by and among Tianjin Communication and Broadcasting Group Co., Ltd. (“TCBGCL”), TCBGCL Labour Union, Hebei Leimone Science and Technology Co., Ltd.(“Hebei Leimone”), Tianjin 712 Communication and Broadcasting Co., Ltd.(“712”), Beijing Depu Investment Co., Ltd. and other natural person shareholders on May 8, 2007 and a resolution of the shareholder’s meeting on June 30, 2007, Hebei Leimone, a company controlled by Gu, acquired 25.1333% of TCB Digital from TCBGCL Labour Union and various natural person shareholders for cash consideration of RMB9,000,000. Pursuant to this Agreement, Hebei Leimone and Beijing Depu Investment Co., Ltd., a company controlled by Cao, were to invest additional RMB15,928,700 and RMB10,377,600 respectively in TCB Digital, bringing the total investment from Hebei Leimone and Beijing Depu Investment Co., Ltd to $4,679,111 (RMB35,306,300). After this additional investment was made as of June 30, 2007, Hebei Leimone and Beijing Depu held 36.03% and 15% equity interests respectively of TCB Digital, a total of 51.03% ownership in TCB Digital. Pursuant to an agreement dated June 30, 2007, Cao irrevocably pledged his 15% equity interest in TCB Digital to Gu in exchange for a 29.4% stake in Gu’s company.  TCB Digital is mainly engaged in research & development, processing, manufacturing, servicing and marketing of mobile handsets, electronic products and communication equipment.

On November 30, 2007, Gold Lion and GD Industrial Company signed a share transfer agreement pursuant to which GD Industrial Company transferred 60% equity of Nantong Zong Yi Kechuang Digital Camera Technology Co., Ltd. for cash consideration of $10,273 to Gold Lion. In July 2008, the company’s name was changed to Jiangsu Leimone Electronic Co., Ltd., or Jiangsu Leimone. In January 2008, Gold Lion invested $5,074,226 (HK$38,800,000) in Jiangsu Leimone to increase Gold Lion’s ownership in Jiangsu Leimone to 80%. Pursuant to the share transfer agreement by and between Gold Lion and Nantong Zong Yi Investment Co., Ltd. dated November 26, 2008, Gold Lion acquired the remaining 20% equity interest of Jiangsu Leimone from Nantong Zong Yi Investment Co., Ltd. for cash consideration of $103,214 (HK$800,000). After this transaction, Gold Lion obtained 100% ownership of Jiangsu Leimone. Jiangsu Leimone is engaged in the R&D and production of electronic assemblies, 3G mobile handsets, wireless communication modules, GPS receivers and computer software.

Pursuant to the share transfer agreement by and among Hebei Leimone, Beijing Depu Investment Co., Ltd and Jiangsu Leimone dated December 15, 2008, Hebei Leimone and Beijing Depu Investment Co., Ltd. transferred their 51.03% equity interest of TCB Digital to Jiangsu Leimone on December 30, 2008.

Plan of Operation

During the next twelve months, Gold Lion expects to take the following steps in connection with the development of its business and the implementation of our plan of operations:

•	Gold Lion intends to continue with its marketing strategies to deliver its products and services in China;

•	Gold Lion will gradually shift its focus to the 2.5G-3G mobile communications business;
•	Gold Lion will develop high-end smart mobile phones in cooperation with international mobile communications companies, such as Palm Co., SK Telecom, and others.

Critical Accounting Policies and Estimates

The preparation of Gold Lion’s consolidated financial statements in conformity with accounting principles generally accepted in the United States (“US GAAP”) requires it to make estimates and judgments that affect its reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. Gold Lion based its estimates and judgments on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. Future events, however, may differ markedly from current expectations and assumptions. While there are a number of significant accounting policies affecting Gold Lion’s consolidated financial statements; Gold Lion believes the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments: allowance for doubtful accounts; income taxes; asset impairment.

Revenue Recognition

In accordance with US GAAP, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collection of the resulting receivable is reasonably assured. Noted below are brief descriptions of the product or service revenues that Gold Lion recognizes in the financial statements contained herein.

Sale of goods

Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of Gold Lion exists and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers.

Allowance for doubtful accounts

Gold Lion maintains an allowance for doubtful accounts to reduce amounts to their estimated realizable value. A considerable amount of judgment is required when Gold Lion assesses the realization of accounts receivables, including assessing the probability of collection and the current credit-worthiness of each customer. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, an additional provision for doubtful accounts could be required. Gold Lion initially records a provision for doubtful accounts based on its historical experience, and then adjust this provision at the end of each reporting period based on a detailed assessment of its accounts receivable and allowance for doubtful accounts. In estimating the provision for doubtful accounts, Gold Lion considers: (i) the aging of the accounts receivable; (ii) trends within and ratios involving the age of the accounts receivable; (iii) the customer mix in each of the aging categories and the nature of the receivable; (iv) its historical provision for doubtful accounts; (v) the credit worthiness of the customer; and (vi) the economic conditions of the customer’s industry as well as general economic conditions, among other factors.

Income taxes

Gold Lion accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. Under this method, deferred income taxes are recognized for the estimated tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts and each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized when, in management’s opinion; it is more likely than not that some portion of the deferred tax assets will not be realized. The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities. Gold Lion adopted FIN 48, Accounting for Uncertainty in Tax Positions.

Asset Impairment

Gold Lion periodically evaluates the carrying value of other long-lived assets, including, but not limited to, property and equipment and intangible assets, when events and circumstances warrant such a review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows from such asset is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Significant estimates are utilized to calculate expected future cash flows utilized in impairment analyses. Gold Lion also utilizes judgment to determine other factors within fair value analyses, including the applicable discount rate.

Results of Operations for the years ended December 31, 2008 & 2007

GOLD LION HOLDING LTD
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007	Increase / (Decrease)	% Change

Net revenue	$80,611,981	42,496,458	$38,115,523	90%
Cost of sales	(72,410,992)	(37,789,130)	34,621,862	92%
Gross profit	8,200,989	4,707,328	3,493,661	74%
Selling, general and administrative expenses	(1,952,961)	(716,791)	1,236,170	172%
Research and development expense	(871,238)	(1,957,194)	(1,085,956)	(55%)
Other income/(expenses)-net	(1,367,555)	(316,416)	1,051,139	332%
Profit before income taxes and minority interest	4,009,235	1,716,927	2,292,308	134%
Income tax expense	(611,586)	(120,949)	490,637	406%
Minority interest	(330,721)	(626,576)	(295,855)	(47%)
Income from continuing operations	3,066,928	969,402	2,097,526	216%
Gain/(loss) from discontinued operations	(246,654)	(214,117)	32,537	15%
Net income attributable to stockholders	2,820,274	755,285	2,064,989	273%
Other comprehensive income	8,708	234,917	(226,209)	96%
Comprehensive income	$2,828,982	990,202	$1,838,780	186%

Other key indicators	Years Ended December 31
(Percent of Net Sales)	2008	2007	Change

Cost of sales	90%	89%	1%

Selling, general and administrative expenses	2%	2%	0%

Revenues

Gold Lion’s revenues were $80,611,981 for 2008, an increase of 90% or $38,115,523 as compared to $42,496,458 in the corresponding period in 2007. The increase of revenues as compared to the 2007 period last year was mainly due to Jiangsu Leimone Electronics Co., Ltd. and Profit Harvest being combined into Gold Lion in 2008.

Cost of sales

For 2008, Gold Lion’s cost of sales was $72,410,992 or 90% of revenues. The ratio of cost of sales to revenues increased by 19% from 2007.

Selling, general and administrative expenses

Sales and marketing expenses mainly represent salaries of sales personnel, and marketing and transportation costs.

General and administrative expenses primarily consisted of compensation for personnel, depreciation, travel expenses, rental, materials expenses related to ordinary administration, and fees for professional services.

For 2008, selling, general and administrative expenses were $1,952,961, or 2% of revenues, an increase of 172% from $716,791 or 2% of revenues for the corresponding period in 2007. This increase was mainly due to the increase in sales activities.

Research and development expense

Gold Lion’s R&D expenses were $871,238 or 1% of revenues for 2008, which represent a 55% decrease from $1,957,194 or 5% of total revenues in 2007. The decrease was due to decreased spending in research and development of advanced mobile modules.

Other income/(expenses)-net

Gold Lion’s other expenses-net were $1,367,555 for 2008, which represents a 332% increase from other expenses-net of $316,416 in 2007. Other expenses mainly consisted of interest expense that the company incurred for its loans in 2008.

Net income

For 2008, Gold Lion’s net income was $2,820,274 or 3% of sales, or an increase of $2,064,989 or 273% from $755,285 or 2% of sales in 2007. The increase in net income is mainly due to the addition of new business units and better control on costs including reduced R&D activities in 2008.

Other comprehensive income

For 2008, Gold Lion’s other comprehensive income was $8,708, a decrease of $226,209 from $234,917 in the comparable period of 2007. Other comprehensive income resulted from foreign currency exchange changes particularly the Renminbi’s appreciation against the U.S. dollar. If this trend persists, Gold Lion may continue to report such a gain, but other comprehensive income may be negative if the trend reverses.

Liquidity and Capital Resources

Gold Lion generally finances its operations from cash flow generated internally and short-term loans from domestic banks. As of December 31, 2008, Gold Lion had cash and cash equivalents of $812,769. This represented a decrease of $3,167,815 from $3,980,584 as of December 31, 2007.

The net cash used in operating activities in 2008 was $8,454,880 as compared to the cash used in operating activities for 2007 of $19,442,480. The net cash outflow from operating activities in 2008 was mainly due to the increase in advance to suppliers of $16,037,819, accounts payable of $1,543,164 and related parties of $721,332.

Net cash used for investing activities was $3,550,959 in 2008 which primarily consisted of cash used for the purchase of property and equipment of $2,895,299 and restricted cash of $2,890,163.

There were cash proceeds from the disposal of discontinued operations of $1,749,258 and proceeds from notes receivable of $475,622.

Net cash provided by financing activities was $8,572,267 in 2008 which included an outflow due to the net repayment of short-term loans of $1,612,984, a net inflow from related parties of $1,837,082 and the net proceeds from notes payable of $7,199,115 and net proceeds from long-term loan of $1,149,054.

Subsequent to 2008, Gold Lion received $1,360,000 from accounts receivable, and its cash flow from operations also provided sufficient cash for its working needs. On going forward basis over the next 12 months, Gold Lion intends to continue to rely on short-term loans to fund its operational cash needs.

Off Balance Sheet Arrangements

As of December 31, 2008, Gold Lion had no off balance sheet arrangements.

Gold Lion Holding Ltd. Management’s Discussion and Analysis of  Financial Condition and Results of Operations for
the Quarterly Period Ended June 30, 2009

The following discussion contains forward-looking statements. Forward looking statements are identified by words and phrases such as “anticipate”, “intend”, “expect”, and words and phrases of similar import. We caution investors that forward-looking statements are only predictions based on our current expectations about future events and are not guarantees of future performance. Actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements due to risks, uncertainties and assumptions that are difficult to predict. We encourage you to read those risk factors carefully along with the other information provided in this current report on Form 8-K and in our other filings with the SEC before deciding to invest in our stock or to maintain or change your investment. We undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law.

You should read this Management’s Discussion and Analysis in conjunction with the Consolidated Financial Statements and Related Notes.

Results of Operations for the Quarter ended June 30, 2009

Revenues

Gold Lion’s revenues were $53,133,461 for the quarter ended June 30, 2009, an increase of 354% or $41,436,322 compared to $11,697,139 in the corresponding period in 2008. The increase of revenues as compared to 2009 was mainly due to the addition of activities from Jiangsu Leimone Electronics Co., Ltd. and Profit Harvest, and a significant increase in orders from one of Gold Lion’s existing customers, a major mobile communications original equipment manufacturer in China.

Cost of sales

For the second quarter of 2009, Gold Lion’s cost of sales was $49,973,216 or 94% of revenues, while cost of sales for the corresponding period in 2008 was $10,416,031 or 89% of revenues.

Gross Profit

Gross profit for the second quarter of 2009 rose 147% to $3,160,245 compared to $1,281,108 for the 2008 quarter. Gross profit as a percentage of revenue for the second quarter of 2009 was 6%, compared to 11% for the 2008 quarter.  The decline in gross margins is primarily due to the low gross margin of the increased business volume from a large existing customer as mentioned above.

Selling, general and administrative expenses

Sales and marketing expenses mainly represent salaries of sales personnel, and marketing and transportation costs; and this was $304,696 for the second quarter in 2009 compared to $50,103 for the 2008 period.  The increase is attributed to the increase in business activities.

General and administrative expenses primarily consisted of compensation for personnel, depreciation, travel expenses, rental, materials expenses related to ordinary administration, and fees for professional services; and this amounted to $116,229 for the second quarter of 2009 compared to $330,531 for the 2008 period.

For the second quarter of 2009, selling, general and administrative expenses were $420,925 or 1% of revenues, which was an increase of $40,291 from $380,634 but a reduction from 3% of revenues for the 2008 period. This was a result of management’s continued emphasis on cost control and operational efficiency.

Research and development expense

Gold Lion’s R&D expenses were zero and $173,980 for the quarters ended June 30, 2009 and 2008.  We did not itemize R&D expenses for the second quarter of 2009 due to recent PRC tax rules which stipulate that pre-approved R&D expenses can be applied as a credit against taxes, and we did not have such R&D expenses during the quarter.  Beginning with the third quarter of 2009, management plans to set up internal accounting guidelines to more appropriately reflect R&D activities for U.S. financial reporting.

Other income/(expenses)-net

Gold Lion’s other expenses-net was $361,447 for the second quarter of 2009, which was mainly comprised of interest expense of $331,602.  For the corresponding 2008 period, other expenses-net was $440,521 which mainly included interest expense of $420,227.

Net income

For the quarter ended June, 2009, Gold Lion’s net income from operations was $1,699,725 or 3% of revenues, as compared to a net loss of 126,445 for the 2008 period.

Other comprehensive income/(loss)

For the second quarter of 2009, Gold Lion’s other comprehensive loss was $961, while there was a gain of $379,699 for the 2008 period. Other comprehensive income/(loss) in 2009 resulted from foreign currency exchange changes particularly the Renminbi’s appreciation against the U.S. dollar.  The comparison from a loss in this quarterly period in 2009 to a gain in the 2008 period demonstrates a reversal in the trend of the exchange rate of the Reminbi to the U.S. dollar.

Liquidity and Capital Resources

Gold Lion generally finances its operations from cash flow generated internally and short-term loans from domestic banks. As of June 30, 2009, Gold Lion had cash and cash equivalents of $1,032,013. This represented an increase of 219,244 from $812,769 as of December 31, 2008.

Net cash used in operating activities for the six months ended June 30, 2009 was $3,337,741 as compared to net cash used in operating activities for the 2008 period of $714,035. In the first six months of 2009, we had an increase in accounts receivable of $28,462,538 while offset by an increase in accounts payable of $31,742,430.  Other operational uses of cash included increase in advances to suppliers of $7,795,231 and advances to related parties of $7,565,773; while there was an inflow of cash from advance from customers in the amount of $3,045,886.

Net cash used for investing activities was to $11,073,278 in the second quarter of 2009 which consisted of cash used as deposits in the amount of $3,214,856 for securing interest free credit facilities such as banker acceptances and advance to related parties in the amount of $7,795,149.

Net cash provided by financing activities was $14,632,289 in the quarter ended June 30, 2009 which included proceeds from short-term loans of $15,489,762 and proceeds from notes payable of $6,429,712 and also collection on advances to related parties in the amount of $8,199,422. During this period, there was an outflow due to the repayment of short-term loans of $14,320,723 and also an outflow of $1,169,039 for repayment of long-term loans.

On a going-forward basis over the next 12 months, Gold Lion intends to continue to rely on short-term loans and notes to fund its operational cash needs.  Following the merger with and the change of control of Zoom, the Registrant intends to raise additional funds via equity financing for future expansion purposes.

Off Balance Sheet Arrangements

As of June 30, 2009, Gold Lion had no off balance sheet arrangements.

DIRECTORS AND EXECUTIVE OFFICERS

Our current board of directors and executive officers shall be as follows:

Directors and Executive Officers	Age	Position / Title

Lei Gu	46	Chairman, Director and Chief Executive Officer
Anthony K. Chan	54	Chief Financial Officer
Frank Manning	60	Director
Augustine Lo	54	Director
Kit H. Choy	40	Director
Chang Shan	50	Director

Lei (Leo) Gu, Chairman of the Board, Director and Chief Executive Officer. Mr. Gu has served as our Chairman of the Board and CEO since May 2004 and as the Chairman of TCB Digital since July 2007. He worked for CEC Telecom Company Ltd. from 2000 to 2004, joining the company among its first employees and became its COO. CEC Telecom was sold to Qiao Xing Mobile Communication which currently trades on NYSE under the symbol “QXM”. From 1999 to 2000, Mr. Gu was the President of Xin Tian Di Technology Group Company, Ltd. Mr. Gu was Associate Professor at the Beihang University in Beijing, China from 1993 to 1999. He received his Ph.D. degree in engineering from the Beihang University in 1993.

Anthony K. Chan, Chief Financial Officer. Mr. Chan has served as our CFO since March 2009. Mr. Chan was stationed as an expatriate managing the Beijing headquarters for the Eisenberg Group for four years from 1984. His corporate finance experience in the last 20 years included CEO and CFO positions of public companies in the U.S., and advisory positions of various Chinese entities in the areas of medical equipment, energy, diary products, apparel, and building materials; some of these companies include Beijing Wandong Medical Equipment Company, China Natural Gas Company of Xian, Rodobo International of Harbin and Dehai Cashmere Company of Yinchuan. From 2005 to 2008, Mr. Chan was the CFO of HereUare, an internet software startup company in California.  He holds both MBA and BA degrees from the University of California at Berkeley.

Frank B. Manning, Director. Mr. Manning is a co-founder of Zoom. Mr. Manning has been Zoom’s president, chief executive officer, and a director since May 1977. He has served as Zoom’s chairman of the board from 1986 to September 2009. He earned his BS, MS and Ph.D. degrees in Electrical Engineering from the Massachusetts Institute of Technology, where he was a National Science Foundation Fellow. From 1998 through late 2006, Mr. Manning was also a director of the Massachusetts Technology Development Corporation, a public purpose venture capital firm that invests in seed and early-stage technology companies in Massachusetts. From 1999 to 2005, Mr. Manning was a Director of Intermute, a company that Zoom co-founded and that was sold to Trend Micro Inc., a subsidiary of Trend Micro Japan. Mr. Manning has been a director of Unity Business Networks, a hosted VoIP service provider, since Zoom’s investment in July 2007.

Augustine Lo, Director. Mr. Lo has been an independent director since September 2009 (and independent director for Gold Lion since January 2009) and he will serve as the Chairperson of the Company’s Audit and Compensation Committees. During the 1970s, Mr. Lo was the Controller of the Disk Drive Division for Qume Corporation. During the 1980s, Mr. Lo worked for Apple International Inc. as the Director of Finance & Administration, overseeing operations in Hong Kong and Japan. In 1989, Mr. Lo formed PacRim Technologies Ltd. with operations in Singapore, Taiwan and China distributing software products including Adobe, Macromedia, Handspring and Umax. PacRim merged into GrandTech of Taiwan in 1999 which later went public in 2001. He remained on GrandTech’s board and headed up its operations in Hong Kong, China, Korea and the Philippines until 2005. Mr. Lo received his MBA and BS degrees from the University of California at Berkeley.

Kit H. Choy, Director. Mr. Choy has been an independent director since September 2009 (and independent director for Gold Lion since January 2008). Mr. Choy was the Greater China General Manager for Palm Inc. from 2005 to 2008 responsible for marketing and sales of PDA and smart phones in China, Hong Kong and Taiwan. From 2004 to 2005, he was the vice president for Fortune Telecom Limited of Hong Kong with its shares listed on the HKSE. Mr. Choy was the COO for the Holley Telecommunication Company Ltd. of China from 2002 to 2004. Prior to that, he had worked in the capacities of product management and engineering for Nortel Networks from 1997 to 2002, and for Atmel Inc. from 1993 to 1997. Mr. Choy was also a lecturer at San Jose State University in California and City College of San Francisco. He is currently a visiting professor at the Guangzhou University of China. Mr. Choy holds a Bachelor’s degree in electrical engineering and a Master’s degree in computer science from Illinois University, and also an MBA degree from Golden Gate University in San Francisco.

Chang Shan, Director. Mr. Shan has been an independent since September 2009 (and independent director for Gold Lion since August 2008). Mr. Shan is currently the President of the China Institute of Geotechnical Investigation and Survey, at which he has been employed since 1998. He is the Chairman of the Board of Directors from 1999 to present, of the China Infrastructure Holdings Ltd., a company in the construction business with a particular emphasis on toll bridges, and has its shares listed on the Singaporean Stock Exchange. Mr. Shan is also a director of the Bank of Tianjin, China since 2007. Mr. Shan holds a Bachelor’s degree in Engineering from the Shanghai Tong Ji University, a Master’s degree in Engineering from the China Academy of Railway Sciences and an EMBA from the Tsinghua University.

Independence of Directors

Our board of directors consists of Lei (Leo) Gu, Frank B. Manning, Augustine Lo, Kit H. Choy and Chang Shan. Directors Lo, Choy and Shan are independent directors as such term is defined in the NASDAQ Stock Market Rules, and meet the independence standards set forth in Rule 10A-3 of the Exchange Act.

Board Committees

The Registrant expects its audit committee and compensation committee to consist solely of independent directors as such term is defined in the NASDAQ Stock Market Rules, and with respect to its audit committee members, to meet the independence standards set forth in Rule 10A-3 of the Exchange Act.

The Registrant’s audit committee and compensation committee consists of all three independent directors, with Director Lo serving as the “financial expert” and Chairperson of the audit committee, and also Chairperson of the compensation committee.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Overview

The following is a discussion of Gold Lion’s program for compensating its executives, which has been adopted by the Registrant as of the date of the closing of the merger with Gold Lion. As of April 2009, Gold Lion formed a compensation committee comprising three independent directors and this committee is responsible for determining the compensation of the company’s executive officers and directors on a going forward basis.

Compensation Program Objectives and Philosophy

The primary goals of Gold Lion’s policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that its executives are compensated effectively in a manner consistent with its strategy and competitive practice and to align executives compensation with the achievement of Gold Lion’s short-term and long-term business objectives.

 Gold Lion’s board of directors considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing its revenues, broadening its product line offerings, managing its costs and otherwise helping to lead the company through a period of rapid growth.

The board of directors of Zoom will, following the consummation of the merger, form a compensation committee charged with the oversight of executive compensation plans, policies and programs of the company and with the full authority to determine and approve the compensation of its chief executive officer and make recommendations with respect to the compensation of its other executive officers. It is expected that the compensation committee will continue to follow the general approach to executive compensation that Gold Lion has followed to date, rewarding superior individual and company performance with commensurate cash compensation.

Elements of Compensation

Gold Lion’s compensation program for its named executive officers consists of two elements: base salary and bonus. The base salary provided is intended to equitably compensate the named executive officers based upon their level of responsibility, complexity and importance of role, leadership and growth potential, and experience. Gold Lion offers bonuses as a vehicle by which the named executive officers can earn additional compensation depending on individual, business unit and company performance. Gold Lion did not provide any other type of compensation to its named executive officers in 2008.

Base Salary. Gold Lion’s named executive officers receive base salaries commensurate with their roles and responsibilities. Subject to any applicable employment agreements, base salaries and subsequent adjustments, if any, are reviewed and approved by Gold Lion’s board of directors annually, based on an informal review of relevant market data and each executive’s performance for the prior year, as well as each executive’s experience, expertise and position. The base salaries paid to the named executive officers in 2008 are reflected in the Summary Compensation Table below.

Incentive Bonus. Gold Lion’s named executive officers are eligible for an annual performance-based cash bonus in accordance with the Company’s unwritten incentive bonus plan. Gold Lion provides this bonus opportunity as a way to attract and retain highly skilled and experienced executive officers and to motivate them to achieve annual corporate, departmental and individual goals which consist of various revenue, cost and operational targets established by the board of directors. The bonus amounts are determined following the end of the fiscal year based on Gold Lion’s performance and the performance of its executives. The bonus amounts paid to the named executive officers in 2008 are reflected in the Summary Compensation Table below.

Stock-Based Awards under the Equity Incentive Plan

Historically, Gold Lion has not granted equity awards as a component of compensation, and presently does not have an equity-based incentive program. After the completion of the Gold Lion acquisition, Zoom will likely adopt and establish an equity incentive plan pursuant to which equity awards may be granted to eligible employees, including each of Gold Lion’s named executive officers, if Zoom’s board of directors determines that it is in the best interest of the company and its stockholders to do so.

Retirement Benefits

Currently, Gold Lion does not provide any company sponsored retirement benefits to any employee, including the named executive officers.

Perquisites

Historically, Gold Lion has provided certain of its named executive officers with minimal perquisites and other personal benefits. Gold Lion does not view perquisites as a significant element of its compensation structure, but believes that perquisites can be useful in attracting, motivating and retaining the executive talent for which the company competes. It is expected that historical practices regarding perquisites will continue and will be subject to periodic review by Zoom’s board of directors.

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the following persons for services performed for Gold Lion and its subsidiaries during 2008 in all capacities.

Name	Principal Position	Salary ($)	Bonus($)	Stocks Awards($)	Options Awards($)
Gu Lei	Chairman & CEO	US$0	—	—	—
Yin Zuohua	General Manager of TCB Digital	US$28,300	—	—	—
Wang Shancheng	General Manager of Jiangsu Leimone	US$31,100	—	—	—
Feng Kai	Director of Sales	US$6,900	—	—	—

Bonuses and Deferred Compensation

Gold Lion does not have any bonus, deferred compensation or retirement plan. At the time 2008 compensation was determined, Gold Lion did not have a compensation committee. All decisions regarding compensation are determined by its entire board of directors.

Stock Option and Stock Appreciation Rights

Gold Lion does not currently have a stock option plan or stock appreciation rights plan. No stock options or stock appreciation rights were awarded during 2008.

Director Compensation

Historically, Gold Lion has not paid its directors fees for attending scheduled and special meetings of its board of directors. In the future, Gold Lion may adopt a policy of paying independent directors a fee for their attendance at board and committee meetings. Gold Lion does reimburse directors for reasonable travel expenses related to attendance at board of director meetings.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

See Note 16 Related Party Balance and Transactions, of the accompanying Notes to Gold Lion’s financial statements for a description of its related party transactions.

Review, Approval or Ratification of Transactions with Related Persons

Gold Lion has not adopted procedures for review of, or standards for approval of, these transactions, but instead reviews such transactions on a case-by-case basis.

DESCRIPTION OF THE REGISRANT’S COMMON STOCK

The following description summarizes the material terms and provisions of the Registrant’s common stock. The following summary description of the common stock is based on the provisions of the Registrant’s Certificate of Incorporation and Bylaws, which are incorporated herein by reference and the applicable provisions of Delaware General Corporation Law. This information is only a summary and is qualified in its entirety by reference to Registrant’s Certificate of Incorporation and Bylaws and the applicable provisions of Delaware General Corporation Law.

The Registrant is authorized to issue 25,000,000 shares of common stock. As of the close of business on September 22, 2009, there were outstanding:

6,205,377 shares of common stock;

397,200 shares issuable upon the exercise of options issued pursuant to our current stock option plans; and

627,589 shares issuable upon the exercise of options available for future grant under our stock option plans.

The holders of Zoom’s common stock are entitled to receive dividends out of legally available assets at such times and in such amounts as Zoom’s Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not authorized.

Zoom’s common stock is not subject to conversion or redemption and holders of Zoom’s common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of the company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors, are distributable ratably among the holders of the common stock outstanding at that time. Each outstanding share of common stock is fully paid and nonassessable.

Anti-Takeover Effects of Provisions of Delaware Law

Provisions of Delaware law and Zoom’s Certificate of Incorporation, as amended, and Bylaws could make the acquisition of Zoom through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. Zoom’s expects these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the company to first negotiate with Zoom’s Board of Directors. Zoom’s believes that the benefits provided by its ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. Zoom’s believes the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

Anti-Takeover Effects of Provisions of Zoom’s Charter Documents

Zoom’s Bylaws do not permit stockholders to call a special meeting of stockholders. Zoom’s Bylaws provide that special meetings of the stockholders may be called only by a majority of the members of the Board of Directors or Zoom’s President. Zoom’s Bylaws require that all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and do not permit stockholders to act by written consent without a meeting. Zoom’s Bylaws provide for an advance notice procedure for stockholder proposed nominations of persons for election to the Board of Directors. At an annual meeting, stockholders may only consider nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors. Zoom’s Bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of the company.

Listing

The Registrant’s common stock is listed on the NASDAQ Capital Market under the symbol “ZOOM.”

Transfer Agent

The transfer agent for the common stock is Computershare located at 1745 Gardena Avenue, Glendale CA 91204

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Audited consolidated financial statements of the Company as of December 31, 2008 and 2007 and for the years then ended and unaudited consolidated financial statements as of June 30, 2009 and 2008 and for the quarters then ended, appear elsewhere herein, commencing on page F-1.

(b) Pro forma financial information.

Unaudited pro forma consolidated financial statements of the Company appear elsewhere herein.

(c)    Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement by and among Zoom, ZTI, Gu, Gold Lion and TCB Digital dated January 28, 2009 (filed as exhibit 2.1 to the Current Report on Form 8-K on February 3, 2009).
2.2
Amendment to Share Exchange Agreement by and among Zoom, ZTI, Gu, Du, Gold Lion and TCB Digital dated May 12, 2009 (incorporated by reference to annex A-1 of the preliminary proxy statement filed May 13, 2009)

10.1	Form of Lock-Up and Voting Agreement entered into between Zoom and each of its executive officers and directors (filed as exhibit 10.1 to the Current Report on Form 8-K on February 3, 2009).
10.2	Form of License Agreement to be entered into between ZTI and TCB Digital (filed as exhibit 10.2 to the Current Report on Form 8-K on February 3, 2009).
10.3	Separation and Distribution Agreement by and among Zoom and ZTI (incorporated by reference to annex B of the preliminary proxy statement filed May 13, 2009)

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 25, 2009	ZOOM TECHNOLOGIES, INC.

	By:	/s/ Anthony K. Chan
Name: Anthony K. Chan
Title:Chief Financial Officer

HISTORICAL FINANCIAL INFORMATION
OF GOLD LION HOLDING LTD.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Gold Lion Holding, Ltd.

We have audited the accompanying consolidated balance sheets of Gold Lion Holding, Ltd. Affiliates and Subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of income and other comprehensive income, stockholders' equity, and cash flows for the years ended December 31, 2008 and 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gold Lion Holding, Ltd., Affiliates and Subsidiaries as of December 31, 2008 and 2007 and the combined consolidated results of their operations and their consolidated cash flows for the years ended December 31, 2008 and 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements referred to above were combined and consolidated as described in Note 1 to the financial statements.

/s/  Goldman Parks Kurland Mohidin LLP

Goldman Parks Kurland Mohidin LLP
Encino, California
March 27 2009

GOLD LION HOLDING LTD.
CONSOLIDATED BALANCE SHEETS

	December 31, 2008	December 31, 2007
ASSETS
Current assets
Cash and cash equivalents	$812,769	$3,980,584
Restricted cash	8,753,757	5,452,203
Notes receivable	—	452,742
Accounts receivable, net	12,366,814	12,669,242
Other receivables, net of allowance for doubtful accounts	1,119,881	2,598,614
Advance to suppliers	24,275,313	12,309,764
Inventories, net	3,742,046	7,216,945
Due from related parties	6,069,842	18,148,353
Total current assets	57,140,422	62,828,447

Property, plant and equipment, net	7,054,892	5,002,685
Long-term investments	65,653	229,391
Due from related parties-long term	247,294	—
Deferred tax assets	612,835	438,938
Goodwill	103,057	10,273

TOTAL ASSETS	$65,224,153	$68,509,734

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Short-term loans	$18,893,525	$19,240,918
Notes payable	17,507,514	9,553,870
Accounts payable	3,580,720	4,857,342
Advance from customers	3,785,462	2,721,406
Dividends payable	578,142	541,789
Taxes payable	775,315	645,925
Accrued expenses and other payables	2,832,599	2,845,673
Due to related parties	5,161,169	16,207,276
Deferred tax liabilities	11,879	—

Total current liabilities	53,126,325	56,614,199

Long-term loans	1,167,168	—

TOTAL LIABILITIES	54,293,493	56,614,199

MINORITY INTERESTS	6,489,032	5,776,086

STOCKHOLDERS’ EQUITY
Common shares, issued and outstanding; 1,000 shares, par value $0.001 per share	1	4,630,213
Additional paid-in capital	3,553,292	1
Statutory surplus reserve	569,193	257,078
Accumulated other comprehensive income	243,625	234,917
Retained earnings	75,517	997,240

TOTAL STOCKHOLDERS’ EQUITY	4,441,628	6,119,449

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$65,224,153	$68,509,734

The accompanying notes are an integral part of these consolidated financial statements

GOLD LION HOLDING LTD.
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Years Ended December 31
	2008	2007

Net revenue	$80,611,981	$42,496,458
Cost of sales	(72,410,992)	(37,789,130)

Gross profit	8,200,989	4,707,328

Operating expenses:
Sales and marketing expenses	267,076	159,576
General and administrative expenses	1,685,885	557,215
Research and development expenses	871,238	1,957,194
	2,824,199	2,673,985

Income from operations	5,376,790	2,033,343

Other income (expenses)
Equity in earnings in investee	3,191	—
Interest income	176,102	9,860
Government grant income	176,747	79,933
Other income	4,121	63,879
Interest expense	(1,599,139)	(449,873)
Exchange loss	(91,071)	(449,873)
Other expenses	(37,506)	(17,983)
	(1,367,555)	(316,416)

Income before income taxes and minority interests	4,009,235	1,716,927
Income tax expense	(611,586)	(120,949)

Income before minority interest	3,397,649	1,595,978
Minority interest	(330,721)	(626,576)

Income from continuing operations	3,066,928	969,402
Loss from discontinued operation	(246,654)	(214,117)

Net Income	2,820,274	755,285

Other comprehensive income	8,708	234,917

Comprehensive income	$2,828,982	$990,202

The accompanying notes are an integral part of these consolidated financial statements

GOLD LION HOLDING LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Cash flows from operating activities:
Net income	$2,820,274	$755,285
Adjustments to reconcile net income to cash used by operating activities:
Minority interest	330,721	626,576
Depreciation and amortization	1,231,707	437,188
Provision for inventory obsolescense	(173,528)	416,931
Provision for doubtful receivables	(86,390)	55,505
Loss on disposal of fixed assets	497	––
Investment income	(3,191)	––
Changes in operating assets and liabilities:
Deferred tax assets	(130,508)	(427,702)
Accounts receivable	266,411	(6,290,050)
Inventories	3,292,582	(4,486,960)
Advances to suppliers	(16,037,819)	(9,462,401)
Prepaid expenses and other assets	1,541,259	(2,537,207)
Accounts payable	(1,543,164)	2,320,802
Advance from customers	867,776	—
Related parties	(721,332)	(1,190,725)
Accrued expenses and other current liabilities	(110,174)	340,278
Net cash used by operating activities	(8,454,880)	(19,442,480)

Cash flows from investing activities:
Restricted cash	(2,890,163)	(5,312,627)
Cash paid for long- term investment	—	(10,273)
Purchase of property & equipment and other long-term assets	(2,895,299)	(1,919,288)
Cash proceeds from disposal of fixed assets	9,623	445
Cash proceeds from disposal of discontinued operations	1,749,258	––
Cash proceeds from notes receivable	475,622	360,779
Cash increase due to acquisition of subsidiaries	—	5,151,367
Net cash used for investing activities	(3,550,959)	(1,729,597)

Cash flows from financing activities:
Proceeds from short-term loans	18,600,309	17,416,130
Proceeds from long-term loan	1,149,054	—
Advance to related parties	(5,649,111)	(17,810,945)
Repayment on borrowing from related parties	(37,884,458)	18,039,538
Proceeds from notes payable	7,199,115	9,309,291
Dividend distribution	––	(519,566)
Collection on advance to related parties	18,484,740	1,395,920
Receipt on related parties	26,885,911	(546,402)
Repayments on short-term loan	(20,213,293)	(2,531,221)
Net cash provided by financing activities	8,572,267	24,752,745

Effect of exchange rate changes on cash	265,756	181,332

Net increase (decrease) in cash and cash equivalents	(3,167,815)	3,762,000

Cash and cash equivalents, beginning balance	3,980,584	218,584

Cash and cash equivalents, ending balance	$812,769	$3,980,584

SUPPLEMENTARY DISCLOSURE:
Interest paid	$1,489,630	$416,580
Income tax paid	$931,854	$189,735

The accompanying notes are an integral part of these consolidated financial statements

GOLD LION HOLDING LTD.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2008 AND 2007

	Shares	Common stock	Additional paid-in capital	Statutory surplus reserve	Other compre-hensive income (loss)	Accumulated surplus/ (deficit)	Total
Balance December 31, 2006	1,000	$1	$—	$—	$—	$1,770	$1,769

Foreign currency translation					234,917	—	234,917
Net income					—	755,285	755,285
Appropriated statutory surplus reserve			—	65,293		(65,293)	—
Contribution of equity in affiliates		4,630,213	—	191,785		309,018	5,131,016

Balance December 31, 2007	1,000	$4,630,214	$—	$257,078	$234,917	$997,240	$6,119,449

Changes due to consolidation		(4,630,213)	3,553,292	(257,078)		(3,172,804)	(4,506,803)
Foreign currency translation		—			8,708	—	8,708
Net income		—			—	2,820,274	2,820,274
Appropriated statutory surplus reserve				569,193	—	(569,193)	—

Balance December 31, 2008	1,000	$1	$3,553,292	$569,193	$243,625	$75,517	$4,441,628

The accompanying notes are an integral part of these consolidated financial statements

GOLD LION HOLDING LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008 AND 2007

NOTE 1 ORGANIZATION AND PROPOSED BUSINESS OPERATIONS

Gold Lion Holding Ltd ("Gold Lion" or “the Company”) was founded by Mr. Gu Lei (“Gu”) in September 2002 in the British Virgin Islands. Pursuant to an agreement dated June 30, 2007, Mr. Cao Wei (“Cao”), purchased from Gu 29.4% shares in the Company. Through a resolution of the Company on November 26, 2008, the Company issued 705 shares to Gu and 294 shares to Mr. Du Songtao (“Du”), resulting in a total of 1,000 issued and outstanding shares of Common Stock. Pursuant to a pledge agreement dated November 26, 2008, Du pledged his 294 shares to Cao, including all rights to such shares. As such, Gu and Cao jointly control 100% of Gold Lion.

On August 2, 2007, Gu founded Profit Harvest Corporation Ltd. (“Profit Harvest”) in Hong Kong, and in December 2008, 100% ownership of Profit Harvest was transferred to Gold Lion.

Pursuant to the capital injection agreement (“the Agreement”) by and among Tianjin Communication and Broadcasting Group Co., Ltd. (“TCBGCL”), TCBGCL Labour Union, Hebei Leimone Science and Technology Co., Ltd. (“Hebei Leimone”), Tianjin 712 Communication and Broadcasting Co., Ltd. (“712”), Beijing Depu Investment Co., Ltd. (“Beijing Depu”) and other natural person shareholders on May 8, 2007 and a resolution of the shareholder’s meeting on June 30, 2007, Hebei Leimone, a company controlled by Gu, acquired 25.13% of Tianjin Tong Guang Group Digital Communication Co., Ltd. (“TCB Digital”) from TCBGCL Labour Union and various natural person shareholders for cash of RMB9,000,000, approximately $1,286,000. Pursuant to this Agreement, Hebei Leimone and Beijing Depu, the companies controlled by Gu and Cao respectively, were to invest additional RMB15,928,700 and RMB10,377,600 respectively to TCB Digital, bringing the total investment from Hebei Leimone and Beijing Depu to $4,679,111 (RMB35,306,300). After this additional investment was made as of June 30, 2007, Hebei Leimone and Beijing Depu held 36.03% and 15% equity interests respectively of TCB Digital, amounting to 51.03% ownership in TCB Digital. Pursuant to an agreement dated June 30, 2007, Cao irrevocably pledged his 15% equity interest in TCB Digital through his ownership in Beijing Depu to Gu in exchange for a 29.4% stake in Gold Lion.

On November 30, 2007, Gold Lion and GD Industrial Company signed a share transfer agreement, pursuant to which, GD Industrial Company transferred 60% equity of Nantong Zong Yi Kechuang Digital Camera Technology Co., Ltd. (“Nantong Zong Yi”) for cash of $10,273 to the Company. In July 2008, Nantong Zong Yi changed its name to Jiangsu Leimone Electronic Co., Ltd. (“JS Leimone”). Before the acquisition date, JS Leimone did not have any operating activities. In January 2008, the Company invested $5,074,226 (HK$38,800,000) to JS Leimone to increase the Company’s ownership in JS Leimone to 80%. Pursuant to the share transfer agreement by and between Gold Lion and Nantong Zong Yi Investment Co., Ltd. dated November 26, 2008, the Company acquired the remaining 20% equity interest of JS Leimone from Nantong Zong Yi Investment Co., Ltd. for cash of $103,214 (HK$800,000). After this transaction, the Company owned 100% of JS Leimone.

Pursuant to the share transfer agreement by and among Hebei Leimone, Beijing Depu Investment Co., Ltd and JS Leimone dated December 15, 2008, Hebei Leimone and Beijing Depu Investment Co., Ltd. transferred their 51.03% equity interest of TCB Digital to JS Leimone on December 30, 2008.

Per the fact that TCB Digital and Profit Harvest are under common control with the Company since July 2007 and August 2007, respectively, we combined their financials at historical cost into the Company from the date the Company acquires control. Acquisition method is used when the Company has actual equity investment in TCB Digital and Profit Harvest.

NOTE 1 ORGANIZATION AND PROPOSED BUSINESS OPERATIONS (continued)

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Gold Lion Holding Ltd, its 100%-owned subsidiary Profit Harvest, its 100%-owned subsidiary JS Leimone and its 51.03%-owned joint venture TCB Digital as of and for the year ended December 31, 2008. As the Company acquired 60% of JS Leimone on November 30, 2007, the operating results from December 1, 2007 through December 31, 2007 and the balance sheet of JS Leimone were included in the combination for the year ended December 31, 2007. As of June 30, 2007, Gu and Cao jointly acquired 51.03% equity of TCB Digital through Hebei Leimone and Beijing Depu, entities they controlled, and Gu controlled 100% of Profit Harvest in 2007. The consolidated financial statements for 2007 included the combination of 100% operation results of TCB Digital from July1, 2007 through December 31, 2007 and 100% of the operating results of Profit Harvest for 2007. As Gu and Cao transferred their 51.03% equity interest of TCB Digital into JS Leimone on December 30, 2008, and 100% equity interest of Profit Harvest was transferred to Gold Lion on December 22, 2008, the consolidated financial statements as of December 31, 2008 include the consolidation of balance sheets of TCB Digital and Profit Harvest and combination of 100% operating results of TCB Digital and 100% operating results of Profit Harvest of 2008. The difference of shareholder’s equity between 2007 and 2008 resulted from the change of consolidation method is presented as changes due to consolidation on the face of consolidated statements of shareholder’s equity. The common stock from contribution of equity in affiliates by the shareholders in 2007 was the 51.03% paid-in capital of TCB Digital, which was $4,630,212, and 100% paid-in capital of Profit Harvest, which was $1. The accumulated surplus from recapitalization on reverse acquisition in 2007 was the 51.03% retained earning of TCB Digital and 100% retained earning of Profit Harvest amounting to $309,018 and nil respectively. The common stock from changes due to consolidation was the reclassification in 2008 of 51.03% paid-in capital of TCB Digital, which was $4,630,212, and 100% paid-in capital of Profit Harvest, which was $1. The additional paid-in capital from changes due to consolidation amounted to $3,553,292 in 2008 was the excess of the net assets over the purchase price for the acquisition of 51.03% of TCB Digital and 100% of Profit Harvest from related parties amounting to $1,610,957 and $1,942,335 respectively. The statutory surplus reserve from changes due to consolidation amounted to $(257,078) in 2008 was the net figure of statutory surplus reserve amounting to $257,078. The accumulated deficit from changes due to consolidation amounted to $(3,172,804) in 2008 was the 51.03% of accumulated retained earning of TCB Digital as of Dec.31, 2008 which amounted to $1,230,469 and the 100% of accumulated retained earning of Profit Harvest as of December 31, 2008 which amounted to $1,942,335.

Basis of Presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The Company’s functional currency is the Chinese Renminbi; however the accompanying consolidated financial statements have been translated and presented in United States Dollars ($).

Use of Estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the recoverability of the carrying amount of property and equipment and intangible assets; the allocation of the purchase price for the Company’s acquisitions; the collectability of accounts receivable; the fair value of share-based compensation; the useful lives and salvage values of property and equipment; the realizability of inventories; and amounts recorded for contingencies. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable. Actual results may differ from those estimates.

Foreign Currency Translation

The Company’s financial records are maintained in its local currency, the Renminbi (“RMB”), which is the functional currency. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

NOTE 1 ORGANIZATION AND PROPOSED BUSINESS OPERATIONS (continued)

The reporting currency of the Company is the US dollar. Transactions denominated in currencies other than US dollars are translated into US dollars at the average rate for the period. Monetary assets and liabilities denominated in currencies other than US dollars are translated into US dollars at the rates of exchange at the balance sheet date. The resulting exchange differences are recorded in other expenses in the statement of income and comprehensive income.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rates adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand.

Fair Value of Financial Instruments

The carrying values of the Company’s financial instruments, including cash and cash equivalents, restricted cash, marketable securities, trade, bills and other receivables, deposits, trade, bills and other payables approximate their fair values due to the short-term maturity of such instruments. The carrying amounts of bank borrowings approximate their fair values because the applicable interest rates approximate current market rates.

It is management’s opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments.

The Company is exposed to foreign currency risk arising from import purchase transactions and trade payables as they affect the future operating results of the Company. The Company did not have any hedging transactions during 2008 or 2007.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Cash and Cash Equivalents

Cash consists of cash on hand, cash in bank accounts and interest-bearing savings accounts. Cash deposits that are restricted as to withdrawal or pledged as security, are disclosed separately on the consolidated balance sheet, and not included in cash for the purpose of the consolidated statements of cash flows.

Accounts Receivable

Allowances for doubtful accounts are maintained against accounts receivable for estimated losses resulting from the inability of customers to make required payments. These allowances are based on both recent trends of certain customers estimated to be a greater credit risk as well as general trends of the entire customer pool. Accounts are written off against the allowance when it becomes evident collection will not occur.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels. Our reserve requirements generally increase as our projected demand requirements; or decrease due to market conditions and product life cycle changes. The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

NOTE 1 ORGANIZATION AND PROPOSED BUSINESS OPERATIONS (continued)

Inventories (continued)

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses. The Company writes down the inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and the estimated market value based upon assumptions about future demand and market conditions. Historically, the actual net realizable value has been close to management’s estimate.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over estimated useful lives of 30 years for buildings and improvements, 10 years for machinery and equipment, 4-5 years for electronic equipment, 5 years for workshop reconstruction and assembling line reconstruction, and 5 years for transportation equipment. Expenditures for maintenance and repairs are charged to expense as incurred. Major renewals and betterments are charged to the property accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed to the current period.

Capitalized Interest

Interest associated with major development and construction projects is capitalized and included in the cost of the project. When no debt is incurred specifically for a project, interest is capitalized on amounts expended on the project using weighted-average cost of the Company’s outstanding borrowings. Capitalization of interest ceases when the project is substantially complete or development activity is suspended for more than a brief period.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No.144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews the carrying values of long-lived assets, including property, plant and equipment and other intangible assets, whenever facts and circumstances indicate that the assets may be impaired. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If an asset is considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs of disposal. For 2008, the Company performed an annual impairment review of long-lived assets and concluded that there was no impairment loss.

Goodwill

The Company recognizes goodwill for the excess of the purchase price over the fair value of the identifiable net assets of the business acquired. As required by SFAS No. 142, “Goodwill and Other Intangible Assets,” an impairment test for goodwill is undertaken by the Company at the reporting unit level annually, or more frequently if events or changes in circumstances indicate that goodwill might be impaired. As of December 31, 2008, the Company did not incur any impairment loss for goodwill.

Revenue Recognition

The Company recognizes sales in accordance with the United States Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements” and SAB No. 104, “Revenue Recognition.” The Company recognizes revenue when the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services were rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured. Revenue is not recognized until title and risk of loss is transferred to the customer, which occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions were met. Provisions for discounts and returns are provided for at the time the sale is recorded, and are recorded as a reduction of sales. The Company bases its estimates on historical experience taking into consideration the type of products sold, the type of customer, and the type of specific transaction in each arrangement. Revenues represent the invoiced value of goods, net of value added

NOTE 1 ORGANIZATION AND PROPOSED BUSINESS OPERATIONS (continued)

Revenue Recognition (continued)

The Company does not offer promotional payments, customer coupons, rebates or other cash redemption offers to its customers. Deposits or advance payments from customers prior to delivery of goods and passage of title of goods are recorded as advanced from customers.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. Under this method, deferred income taxes are recognized for the estimated tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts and each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized when, in management’s opinion; it is more likely than not that some portion of the deferred tax assets will not be realized. The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities.

Operating Leases

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company that do not meet the capitalization criteria of SFAS 13, are accounted for as operating leases. Rental payables under operating leases are recognized as expenses on the straight-line basis over the lease term.

Comprehensive Income

The Company uses SFAS 130 “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.

SFAS No.130, “Reporting Comprehensive Income,” establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. Accumulated other comprehensive income (loss) includes foreign currency translation adjustments.

Long-Term Investments

The Company accounted for its 9% investment in Tianjin Tong Guang Microelectronics Co., Ltd using the cost method.

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). This interpretation requires we recognize in our financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 are effective as of the beginning of 2007. The adoption of FIN 48 had no material effect on our financial statements.

NOTE 1 ORGANIZATION AND PROPOSED BUSINESS OPERATIONS (continued)

Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurement” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement was effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application was encouraged, provided the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except in some circumstances where the statement shall be applied retrospectively. The adoption of SFAS 157 had no material effect on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 were effective for 2008. The adoption of SFAS 159 had no material effect on our financial statements.

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. The adoption of FASB Staff Position No. EITF 07-3 had no material effect on our financial statements.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance became effective for the fiscal year beginning after December 15, 2008. Our management is in the process of evaluating the impact that SFAS 160 will have on the Company’s financial statements upon adoption.

In December 2007, the FASB issued SFAS No. 141 (Revised) “Business Combinations”. SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance became effective for the fiscal year beginning after December 15, 2008. Our management is in the process of evaluating the impact that SFAS 141 (Revised) will have on the Company’s financial statements upon adoption.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133.” SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Based on current conditions, the Company does not expect the adoption of SFAS 161 to have a significant impact on its results of operations or financial position.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with US GAAP (the GAAP hierarchy). SFAS 162 will not have an offset on the Company’s financial statements.

NOTE 1 ORGANIZATION AND PROPOSED BUSINESS OPERATIONS (continued)

Recent Accounting Pronouncements (continued)

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.” The scope of SFAS 163 is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, SFAS 163 does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). SFAS 163 also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS 163 will not have an impact on the Company’s financial statements.

NOTE 2 MERGER AND ACQUISITION

The Company acquired 60% of equity of JS Leimone on November 30, 2007. As of November 30, 2007, the net assets of JS Leimone were Nil. The agreed purchase consideration was $10,273 which was higher than 60% of total net assets of JS Leimone and resulted in goodwill of $10,273. On January 1, 2008, the Company invested $4,971,056 (HK$38,800,000) into JS Leimone. After this investment, the net assets of JS Leimone were $4,976,051 and the Company owned 80% of JS Leimone. The fair value of the 80% of equity interest of JS Leimone Electronic Co., Ltd on January 1, 2008 was $3,981,085. The agreed purchase consideration was $4,971,012 (HK$38,800,000) which was higher than 80% of total net assets of JS Leimone and resulted in goodwill of $989,927. The Company acquired the remaining 20% of equity of JS Leimone on November 30, 2008. As of November 30, 2008, the net assets of JS Leimone were $5,001,783 and therefore 20% of total assets of JS Leimone was $1,000,357. The agreed purchase consideration was $103,214 which was lower than 20% of total net assets of JS Leimone and resulted in negative goodwill of $897,143. Therefore, the total goodwill resulted from the acquisition of JS Leimone was $103,057. As of December 31, 2008 and 2007, goodwill was $103,057 and $10,273 respectively. There was no impairment of goodwill for 2008.

The following table summarizes goodwill resulting from the acquisition of JS Leimone:

November 30, 2007	$10,273
January 1, 2008	989,927
November 30, 2008	(897,143)

Total goodwill	$103,057

NOTE 2 MERGER AND ACQUISITION (continued)

The following table summarizes the fair values of the assets acquired and liabilities assumed from JS Leimone as of the date of acquisition.

	November 30, 2007	January 1, 2008	November 30, 2008

Cash	$39,231	$5,010,704	$79,411
Accounts receivable	—	—	18,475
Other receivables	—	—	(4,750)
Advance to suppliers	—	—	4,665,134
Inventories	—	—	246,854
Due from related parties	—	—	45,431
Other assets	—	—	217,569
Fixed assets			1,708,102
Accounts payable			(388,235)
Advance from customers			(115,716)
Salary payable		(21,401)	(52,961)
Taxes payable			(5,138)
Other Payable			(1,111,614)
Due to related parties	(39,231)	(39,648)
Affect from foreign currency translation	—	200	(258,357)
Purchase price	$—	$4,949,855	$5,001,783

NOTE 3 RESTRICTED CASH

Restricted cash as of December 31, 2008 and 2007, was $8,753,757 and $5,452,203 respectively. Restricted cash was deposits in banks representing collateral for the banks to issue banker’s acceptances. Restricted cash may not be recovered when the secured notes payable cannot be paid.

NOTE 4 NOTES RECEIVABLE

All Company’s notes receivable are non-interest bearing bank acceptances issued by Beijing Beny Wave Science and Technology Co., Ltd. and honored by local banks, which were Nil and $452,742, at December 31, 2008 and 2007, respectively. As of December 31, 2007, the balance of notes receivable were due from January 2008 through February 2008.

NOTE 5 ACCOUNTS RECEIVABLE

As of December 31, 2008 and 2007, the Company’s accounts receivable consisted of the following:

	2008	2007

Accounts receivable	$12,383,724	$13,015,913
Less: Allowance for doubtful accounts	(16,910)	(346,671)

Accounts receivable, net	$12,366,814	$12,669,242

NOTE 6 INVENTORIES

Inventories, by major categories, as of December 31, 2008 and 2007 are as follows:

	2008	2007

Raw materials	$3,704.758	$6,531,972
Work in progress	17,672	111,744
Low value consumables	5,591	—
Finished goods	382,488	1,001,114
	4,096,227	7,644,830
Less: Allowance for obsolete inventories	(368,463)	(427,885)
	—	—
Inventories, net	$3,742,046	$7,216,945

NOTE 7 ADVANCE TO SUPPLIERS

As of December 31, 2008 and 2007, the Company’s advance to suppliers consisted of the following:

	2008	2007

Suzhou Moben Communication Technology Ltd.	$200,039	$—

Shenzhen Yingqiongxing Trading Company	455,852	—

Beijing Xingwang Time Commercial Trading Co., Ltd.	7,737,737	6,856,638

China Electronic Appliance Corporation	—	2,531,549

Spreadtrum Communications (shanghai) Co., Ltd.	—	127,808

Shenzhen HANTEL Communication Co., Ltd.	—	600,211

WINCOS	—	1,409,488

CEC CoreCast Corporation Limited	7,305,206	—

Beijing Orsus Xelent Technologies Inc.	6,000,625

HK HYWIN TECHNOLOGY Co., Ltd.	—	154,725

Derong	1,312,336	—

ECE Telecom Technology Limited	377,085	—

Tianjin Liantuo Electronic Technology Co., Ltd.	382,247	—

T.L.Y. (Hong Kong) Limited	104,840	—

Others	399,346	629,345

Total advance to suppliers, net	$24,275,313	$12,309,764

NOTE 8 OTHER RECEIVABLES

As of December 31, 2008 and 2007, the Company’s other receivables and prepaid expenses consist of the following:

	2008	2007

Advance to employees	$177,068	$276,616

Loans to third parties	476,963	832,529

Deposit for rental of equipment lease	43,769	115,065

Payment on behalf of other companies	—	836,517

Receivable for disposal of long-term assets	297,628	278,913

Others	83,605	243,251

Prepaid expenses	40,848	15,723

Total other receivables, net	$1,119,881	$2,598,614

The loans to third parties bear no interest.

The deposit for rental of equipment lease will be recovered in one year.

NOTE 9 PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of December 31, 2008 and 2007 consisted of the following:

	2008	2007

Cost:

Machinery and Equipment	$8,479,599	$5,467,660

Electronic Equipment	1,581,014	1,336,720

Transportation Equipment	169,235	115,305

Workshop reconstruction	58,606	54,921

Assembling line reconstruction	119,173	—

Total at cost	10,407,627	6,974,606

Less: Accumulated depreciation	(3,352,735)	(1,971,921)

Total property, plant and equipment, net	$7,054,892	$5,002,685

Depreciation for 2008 and 2007 was $1,231,707 and $437,188 respectively.

NOTE 10 LONG-TERM INVESTMENTS

As of December 31, 2008 and 2007, the Company’s long-term investment consisted of the following:

		2008		2007

Tianjin Jiaotong Group Guang Tong Information Tech Construction Co., Ltd. (“TJGGTIT”)	—	$—	25%	$167,865
Tianjin Tong Guang Microelectronics Co., Ltd.	9%	65,653	9%	61,526

Total		$65,653		$229,391

TJGGTIT was established on April 27, 2006 with total registered capital of $622,836 (RMB5,000,000). The Company sold the investment in TJGGTIT for $178,620 in 2008.

Tianjin Tong Guang Microelectronics Co., Ltd. was established on April 19, 2006 with total registered capital of $622,549 (RMB5,000,000). Tianjin Tong Guang Microelectronics Co., Ltd.’s principal activities are development, manufacturing and sale of electronic information products and related technical consulting services.

NOTE 11 SHORT-TERM LOANS

Short-term loans represent amounts due to various financial institutions which are normally due within one year. As of December 31, 2008 and 2007, the Company’s short term loans consisted of the followings:

	2008	2007

From Shanghai Pudong Development Bank Tianjin Pucheng Branch, due from May 30, 2007 to May 29, 2008, with interest at 6.8985%, guaranteed by Huamiao Industrial Co., Ltd.	$—	$1,367,222

From Bank of Communications Tianjin Shenyi Street Branch, due from August 3, 2007 to April 25, 2008, with interest at 6.84%, guaranteed by TCBGCL	—	4,101,667

From Bank of Communications Tianjin Shenyi Street Branch, due from August 16, 2007 to July 15, 2008, with interest at 6.84%, guaranteed by TCBGCL	—	8,203,333

From Bank of Communications Tianjin Shenyi Street Branch, due from September 17, 2007 to September 16, 2008, with interest at 8.019%, secured by the Company’s fixed assets	—	2,597,722

From Bank of Communications Tianjin Shenyi Street Branch, due from November 15, 2007 to November 14, 2008, with interest at 8.019%, secured by the Company’s fixed assets	—	1,162,139

From China Merchants Bank Tianjin Branch, due from November 12, 2007 to February 5, 2008, with interest at 5.832%, pledged by Company’s notes receivable	—	441,613

From Northern International Trust & Investment Co., LTD, due from December 17, 2007 to December 16, 2008, with interest at 8.019%, guaranteed by Hebei Leimone	—	1,367,222

NOTE 11 SHORT-TERM LOANS (continued)

	2008	2007
From Bank of Communications Tianjin Branch, due from April 25, 2008 to March 25, 2009 with interest at 8.217%, guaranteed by TCBGCL, the common shareholder of TCB Digital, paid March 25, 2009	$4,376,878	—

From Bank of Communications Tianjin Branch, due from May 26, 2008 to April 25, 2009 with interest at 8.217%, guaranteed by TCBGCL, the common shareholder of TCB Digital, paid on April 27, 2009 (Unaudited)	2,917,919	—

From Bank of Communications Tianjin Branch, due from June 25, 2008 to June 13, 2009 with interest at 8.217%, guaranteed by TCBGCL	2,917,919	—

From Bank of Communications Tianjin Branch, due from July 15, 2008 to May 25, 2009 with interest at 8.217%, guaranteed by TCBGCL, the common shareholder of TCB Digital	2,917,919	—

From Bank of Communications Tianjin Branch, due from September 17, 2008 to September 16, 2009 with interest at 7.92%, secured by the Company’s fixed assets	2,772,023

From Bank of Communications Tianjin Branch, due from November 17, 2008 to November 16, 2009 with interest at 7.326%, secured by the Company’s fixed assets	1,240,116

From Northern International Trust & Investment Co., LTD, due from December 23, 2008 to October 23, 2009 with interest at 8.7000%, guaranteed by small and medium enterprises credit guaranty center.	1,750,751

Total short-term loans	$18,893,525	$19,240,918

NOTE 12 NOTES PAYABLE

These notes were payable in 3 or 6 months and bear no interest. The balance of notes payable as of December 31, 2008 and 2007 consisted of the following which all were banker’s acceptances:

	2008	2007

To Beijing Orsus Xelent Technology & Trading Company Limited, honored by the Bank of Communications Tianjin Shenyi Street Branch, from December 14, 2007 to June 14, 2008, secured by $1,367,222 of cash in bank	$—	$2,734,444

To China Electronic Appliance Co., Ltd, honored by the Bank of Communications Tianjin Shenyi Street Branch, from December 20, 2007 to June 20, 2008, secured by $1,367,222 of cash in bank	—	2,734,444

To China Electronic Appliance Co., Ltd, honored by the Bank of Communications Tianjin Shenyi Street Branch, from December 21, 2007 to June 21, 2008, secured by $1,367,222 of cash in bank	—	2,734,445

To Techfaith Intelligent Handset Technology(Beijing) Limited, honored by the Bank of Communications Tianjin Shenyi Street Branch, from December 21, 2007 to March 31, 2008, secured by $1,350,537 of cash in bank	—	1,350,537

NOTE 12 NOTES PAYABLE (continued)

	2008	2007

To Beijing Orsus Xelent Technology & Trading Company Limited, honored by the Bank of Communications Tianjin Shenyi Street Branch, from September 11, 2008 to March 11, 2009, secured by $729,480 of cash in bank, paid on March 11, 2009	$1,458,960	—

To CEC CoreCast Corporation Limited, honored by the Bank of Communications Tianjin Shenyi Street Branch, from September 10, 2008 to March 10, 2009, secured by $2,188,439 of cash in bank, paid on March 10, 2009	4,376,878	—

To CEC CoreCast Corporation Limited, honored by the Bank of Communications Tianjin Shenyi Street Branch, from September 16, 2008 to March 16, 2009, secured by $2,188,439 of cash in bank, paid on March 16, 2009	4,376,878	—

To CEC CoreCast Corporation Limited, honored by the Bank of Communications Tianjin Shenyi Street Branch, from September 17, 2008 to March 17, 2009, secured by $583,584 of cash in bank, paid on March 17, 2009	1,167,168	—

To CEC CoreCast Corporation Limited, honored by the Bank of Communications Tianjin Shenyi Street Branch, from September 22, 2008 to March 22, 2009, secured by $875,376 of cash in bank, paid on March 22, 2009	1,750,751	—

To CEC CoreCast Corporation Limited, honored by the Bank of Communications Tianjin Shenyi Street Branch, from September 09, 2008 to March 09, 2009, secured by $1,458,959 of cash in bank, paid on March 9, 2009	2,917,919	—

To Beijing Orsus Xelent Technology & Trading Company Limited, honored by the Bank of Communications Tianjin Shenyi Street Branch, from October 17, 2008 to April 17, 2009, secured by $291,792 of cash in bank, paid on April 17, 2009 (Unaudited)	583,584	—

To Beijing Orsus Xelent Technology & Trading Company Limited, honored by the Bank of Communications Tianjin Shenyi Street Branch, from December 18, 2008 to June 18, 2009, secured by $437,688 of cash in bank	875,376	—

Total notes payable	$17,507,514	$9,553,870

NOTE 13 ACCRUED EXPENSES AND OTHER PAYABLES

As of December 31, 2008 and 2007, the accrued expenses and other liabilities of the Company are summarized as follows:

	2008	2007

Accrued machinery rent	$1,158,189	$1,842,312
Accrued plant rent	807,404	428,142
Accrued utility	608,480	174,790
Accrued others	46,451	22,887
Warranty deposit	—	205,083
Welfare & salary payable	53,702	21,401
Others	158,373	151,058

Total accrued expenses and other payables	$2,832,599	$2,845,673

NOTE 14 LONG-TERM LOANS

As of December 31, 2008, the Company’s long-term loans consisted of the followings:

Loan from Nantong Zong Yi Investment Co., Ltd., due from January 29, 2008 to January 28, 2010, with interest at same period secured bank lending rate of 7.56% plus 0.756%, secured by the Company’s fixed assets	$729,480

Loan from Nantong Zong Yi Investment Co., Ltd., due from March 5, 2008 to March 4, 2010, with interest at same period secured bank lending rate of 7.56% plus 0.756%, secured by the Company’s fixed assets	437,688

Total long-term loans	$1,167,168

NOTE 15 DIVIDEND PAYABLE

In June 2007, before the Company acquired 51.03% of TCB Digital, TCB Digital decided to distribute cash dividends to its original shareholders of $1,074,068 (RMB7,862,700). The Company paid dividends of $495,926 (RMB3,900,000) in July 2007 to its original shareholders. The balance of dividends payable was $578,142 and $541,789 as of December 31, 2008 and 2007 respectively, representing the dividend payable to TCBGCL amounting to RMB3,962,700. The Company has no plan to pay this amount in the first two quarters of 2009. The specific due date of the dividend will be negotiated between the current shareholders and original shareholders of the Company. The fluctuation of the balance of dividend payable represents the fluctuation of currency exchange rate.

NOTE 16 RELATED PARTY BALANCES AND TRANSACTIONS

Due from related parties

As of December 31, 2008 and 2007, due from related parties were:

	2008	2007

Due from related parties-short term

Tianjin Tong Guang Group Electronics Science & Technology Co., Ltd.	$673,380	$1,001,571
Hebei Leimone	745,943	416,530
Shanghai Spreadbridge Information Technology Co., Ltd.	2,111,460	771,113
Beijing Leimone Shengtong Wireless Technology Co., Ltd.	561,699	830,353
Gu Lei	575,710	478,528
Leimone (Tianjin) Industrial Co., Ltd.	582,096	14,649,850
Beijing Leimone Shengtong Cultural Development Co., Ltd.	14,590
TCBGCL	74,484	—
712	51,990	—
Zhejiang Leimone Electronics Co., Ltd.	678,489	—
Other		406

Total due from related parties-short term	6,069,842	18,148,353

Due from related parties – long term

Beijing Leimone Shengtong Wireless Technology Co., Ltd.	247,294	—

Total due from related parties	$6,317,136	$18,148,353

Tianjin Tong Guang Group Electronics Science & Technology Co., Ltd. (“Electronics Science & Tech”), an entity related to the Company through a common shareholder of TCB Digital, purchased products from the Company. For 2008 and 2007, the Company recorded net revenues of $11,839,003 and $2,307,822 from sales to Electronics Science & Tech respectively.

Hebei Leimone is controlled by Gu, the majority shareholder of the Company.

a.
Hebei Leimone sells certain handsets to the Company. For 2008 and 2007, the Company recorded total purchases from Hebei Leimone of nil and $1,290,829 respectively. The balances due from Hebei Leimone represented advances to Hebei Leimone which were $68,206 and $63,918 respectively;

b.
The Company sells certain products and provides some technical services to Hebei Leimone. For 2008 and 2007, the Company recorded net revenues of $407,116 and $537,086 respectively from sales to Hebei Leimone; and as of December 31, 2008 and 2007, the balances of due from Hebei Leimone regarding such sales were $437,009 and $352,612 respectively;

c.
Additionally, Hebei Leimone borrowed money from the Company. The borrowings bear no interest and had a maturity of 12 months. As of December 31, 2008, the balance of such loans was $240,728, among which $43,768 is due on October 20, 2009 and $196,960 is due on December 25, 2009.

NOTE 16 RELATED PARTY BALANCE AND TRANSACTIONS (continued)

Shanghai Spreadbridge Information Technology Co., Ltd. (“Shanghai Spreadbridge”) is controlled by Gu, the majority shareholder of the Company.

a.
Shanghai Spreadbridge borrows money from the Company. The borrowings bear no interest and had a maturity of 14 months. As of December 31, 2008 and 2007, the balances of loans were $393,919 and $546,889 respectively, of which $393,919 was due on December 31, 2008 and $14,590 was subsequently received on February 19, 2009;

b.
The Company sells certain products to Shanghai Spreadbridge. For 2008 and 2007, the Company recorded net revenues of $4,112,767 and $184,019 from sales to Shanghai Spreadbridge respectively. As of December 31, 2008 and 2007, the balances of due from Shanghai Spreadbridge related to such sales was $1,263,007 and $224,224 respectively;

c.
Additionally, Shanghai Spreadbridge sells raw materials to the Company. For 2008 and 2007, the Company recorded total purchases from Shanghai Spreadbridge of $1,515,113 and nil respectively. The amount due from Shanghai Spreadbridge represented advances made and the amount was $454,534 as of December 31, 2008.

Beijing Leimone Shengtong Wireless Technology Co., Ltd. (“Beijing Leimone”) was founded by Gu, the majority shareholder of the Company.

a.
Beijing Leimone borrows money from the Company. The borrowings bear no interest and had a maturity of 12 months or more. As of December 31, 2007, the balance of such loans was $830,353 which was subsequently repaid in April 2008. As of December 31, 2008, the balance of such loans was $247,294 and is due on March 30, 2010.

b.	TCB Digital transferred a project to Beijing Leimone on June 25, 2008 and as of December 31, 2008, the balance related to this business was $561,699, which was received on March 11, 2009.

The majority shareholder of the Company Gu borrowed money from the Company, these borrowings bear no interest and had a two-year repayment term. As of December 31, 2008 and 2007, the balances of such loans were $510,634 and $478,528 respectively; and the amount outstanding as of December 31, 2008 is due on August 5, 2009.

The amount due from Leimone (Tianjin) Industrial Co., Ltd. (“Tianjin Leimone”) represented short term loans granted by the Company. Tianjin Leimone is controlled by Gu. The borrowing bears no interest and had a one-year repayment term. As of December 31, 2008, the balance of loans was $551,458 among with bulk due on May 12, 2009 and $30,638 due on December 25, 2009. Additionally, the Company made an advance payment to Tianjin Leimone on December 18, 2007; and as of December 31, 2008 and 2007, the balances of advance payments amounted to nil and $14,649,850 respectively.

The amount due from Beijing Leimone Shengtong Cultural Development Co., Ltd. (“Beijing Leimone Cultural”) represented a short term loan granted by the Company. Beijing Leimone Cultural was controlled by Gu. The borrowing bears no interest and no maturity date.

The amount due from TCBGCL represented an advance payment. TCBGCL is a shareholder of TCB Digital.

712 is a minority shareholder of TCB Digital. 712 purchases raw materials from the Company. For 2008 and 2007, the Company recorded total revenues from such sales to 712 of $906,178 and nil respectively.

NOTE 16 RELATED PARTY BALANCE AND TRANSACTIONS (continued)

Zhejiang Leimone Electronics Co., Ltd. (“Zhejiang Leimone”) was controlled by Gu. Zhejiang Leimone acquired Personal Phone System Electronic Manufacturing Service from the Company in 2008. The acquisition cost was $627,353 and had not been paid as at December 31, 2008. Additionally, the Company purchases raw materials from Zhejiang Leimone. For 2008, the Company recorded total purchases of nil. The amount due from Zhejiang Leimone represented the advance payment of $51,136 as of December 31, 2008.

Due to related parties

As of December 31, 2008 and 2007, due to related parties were:

	2008	2007

TCBGCL	—	$1,599,422
Hebei Leimone	$233,434	39,648
Zhejiang Leimone	37,002
Gu	4,879,889	14,565,884
Others	10,844	2,322

Total due to related parties	$5,161,169	$16,207,276

The balance of due to related parties under TCBGCL which is a shareholder of TCB Digital represented rentals payable for the lease of machinery properties and plants. The balances of due to TCBGCL related to such lease amounted to nil and $1,599,422 at December 31 2008 and 2007, respectively.

The Company borrowed money from Hebei Leimone. The borrowing bears no interest and had a two-year repayment term. As of December 31, 2008 and 2007, the balances of such loans amounted to $233,434 and $39,648 respectively; and the outstanding amount as of December 31, 2008 is due on November 21, 2009.

Zhejiang Leimone transferred some fixed assets to the Company which amounted to $37,002 which the Company has not yet paid as at December 31, 2008.

Gu provides fund to the Company with no interest and repayment term. As of December 31, 2008 and 2007, the balances of funds provided by Gu was $4,879,889 and $14,565,884 respectively.

NOTE 17 DISCONTINUED OPERATION

On May 6, 2008, the Company entered into a project transfer agreement and transferred the digital project department to 712. Such agreement was implemented before June 30, 2008. For the period before June 30, 2008, the statements of operations of the Company reported the results of operations of the digital project department as discontinued operations. The digital project department was sold at its net book value, of $1,669,674.

NOTE 18 GOVERNMENT GRANT INCOME

In 2007, TCB Digital received a $79,933 subsidy from Tianjin Municipal Bureau of Finance for the development of ERP. In 2008, TCB Digital received a $43,089 subsidy from Tianjin Municipal Bureau of Finance for research and development and a $133,658 subsidy from Tianjin Municipal Hebei District Science and Technology Commission for research and development.

NOTE 19 MINORITY INTERESTS

Minority interests on the consolidated statement of income and comprehensive income of $330,721 and $626,576 for 2008 and 2007 respectively represents the minority shareholders’ proportionate share of the net income/(loss) of the Company.

NOTE 20 INCOME TAX

TCB Digital and JS Leimone are governed by the Income Tax Law of the PRC concerning private-run enterprises, which are generally subject to tax at a statutory rate of 25% (33% before 2008) on income reported in the statutory financial statements after appropriate tax adjustments.

JS Leimone is exempt from income tax in PRC for two years starting from the first profitable year or the year 2008, whichever is earlier, and is subject to a 50% discount on normal income tax rate for the following three years.

TCB Digital had operating profit of approximately $654,000 and $1,813,000 for 2008 and 2007, respectively, while JS Leimone had operating profit of approximately $486,000 and operating loss of approximately $299,000 for 2008 and 2007, respectively, while Profit Harvest had operating profit of approximately $1,942,000 and Nil for 2008 and 2007, respectively. A 100% valuation allowance was established due to the uncertainty of its realization. The additional deducted expenses in 2007 was the additional 50% of R&D expenses deducted before income tax.

The following table summarizes the temporary differences which result in deferred tax assets and liabilities:

	2008	2007
Deferred tax assets:
Inventory impairment	$92,116	$106,971
Buy-back reverse	290,550	331,967
Expenses deductible in next year	171,490	—
Understated cost and expenses	58,679	—
Total deferred tax assets	612,835	438,938
Deferred tax liabilities
Understated sales	(11,879)	—
Net deferred tax assets	$600,956	$438,938

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for 2008 and 2007:

	2008	2007
US statutory rates	(34%)	(34%)
Tax rate difference	14.6%	3.7%
Effect of tax holiday	3.1%	(0.5%)
Additional deducted expenses	0.0%	22.7%
Other	1.0%	1.0%
Tax per financial statements	(15.3%)	(7.1%)

NOTE 21 STATUTORY RESERVES

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (the “PRC GAAP”). Appropriations to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve equals 50% of the entities’ registered capital or members’ equity. Appropriations to the statutory public welfare fund are at least 5% of the after tax net income determined in accordance with PRC GAAP. Commencing on January 1, 2006, new PRC regulations waived the requirement for appropriating retained earnings to a welfare fund. As of June 30, 2007, TCB Digital accumulatively appropriated the statutory surplus reserve amounted to $375,827. We appropriated $127,951 to the statutory surplus reserve in the second half year of 2007. After this appropriation, TCB Digital’s statutory surplus reserve amounted to $503,778 and the Company’s statutory surplus reserve amounted to $257,078 as of December 31, 2007. In 2008, we appropriated 10% of 2008’s net income of TCB Digital, which amounted to $65,415 to the statutory reserve accordingly. As of December 31, 2008, the Company’s statutory surplus reserve amounted to $569,193.

NOTE 22 CONCENTRATION DISCLOSURE

The following table set forth the Company’s major customers whose purchases from the Company represent over 10% of the Company’s sales for the years ended December 31, 2008 and 2007:

2008			2007
Customers	Sales revenue	% of total revenue	Customers	Sales Revenue	% of total revenue
Tianjin Tong Guang Group Electronics Science & Technology Co., Ltd.	$11,850,174	15%	Beijing Orsus Xelent Technology & Trading Co., Limited.	$8,101,324	19%
Beijing Xingwang Shidai Tech & Trading Co., Ltd.	11,524,309	14%	Tianjin Tong Guang Group Electronics Science & Technology Co., Ltd.	6,107,810	14%
			Beijing Xingwang Shidai Tech & Trading Co., Ltd.	5,529,669	13%
			Beijing Beny Wave Science and Technology Co., Ltd.	5,300,006	12%
Total	$23,374,483	29%	Total	$25,038,809	58%

The following table set forth the Company’s major suppliers whose sales to the Company represent over 10% of the Company’s purchases for 2008 and 2007:

2008			2007
Suppliers	Purchase	% of total purchase	Suppliers	Purchase	% of total purchase
Beijing Xingwang Shidai Tech & Trading Co., Ltd.	$13,044,908	19%	Beijing Xingwang Shidai Tech & Trading Co., Ltd.	$21,724,530	54%
Beijing Orsus Xelent Technology & Trading Co., Limited.	11,024,042	16%
Tianjin Tong Guang Group Electronics Science & Technology Co., Ltd.	7,169,310	10%
Total	$31,238,260	45%	Total	$21,724,530	54%

NOTE 23 OPERATING RISK

(a)	Industry risk

The industry in which we compete is a rapidly evolving, highly competitive and fragmented market driven by consumer preferences and quickly evolving technology. Increased competition may result in price reductions, reduced gross margin and loss of market share. Failure to compete successfully against current or future competitors could have a material adverse effect on the Company’s business, operating results and financial condition.

(b)	Product risk of obsolescence

From the second half of year 2007, the Company began to involve in the agent business of some famous high-end smart phones. Because of the restructure of China Unicom, one type of smart phones could not be sold as expected and inventory impairment loss arose. Such uncertain and unpredictable events could take significant effect on the profits that the Company will make in the future.

(c)	Exchange risk

The Company can not guarantee the current exchange rate will remain steady, therefore the Company could post the same profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Renminbi and US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d)	Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC currently allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations relating to ownership of a Chinese corporation are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(e)	Interest risk

The Company is exposed to interest rate risk arising from short-term variable rate borrowings from time to time. The Company’s future interest expense will fluctuate in line with any change in borrowing rates. The Company does not have any derivative financial instruments as of December 31, 2008 and 2007 and believes its exposure to interest rate risk is not material.

NOTE 24 COMMITMENT

Operating lease commitment

The Company has operating leases and the lessor of the premises for TCB Digital is TCBGCL, a common shareholder of TCB Digital. Pursuant to these leases which rates of rent are all at Rmb 8 per square meter per month for both production facilities and dormitory space, the commitment of the Company as of December 31, 2008 is as follows:

Year Ended December 31
2009	$249,867
2010	201,369
2011	200,678
2012	111,128

Total minimum lease payments	$763,042

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL DATA OF ZOOM

Unaudited Pro Forma Condensed Combined Balance Sheet As of December 31, 2008

As of December 31, 2008
Historical	Pro-forma
Zoom	Gold Lion	Adjustment	Combined	Spin-out(1)	Combined
(in thousands, except per share data)
Current assets
Cash and cash equivalents	$1,205	$813	$—	$2,018	$(1,205)	$813
Restricted cash	—	8,754	—	8,754	—	8,754
Accounts receivable	1,163	12,367	—	13,530	(1,163)	12,367
Other receivables, net	234	1,120	—	1,354	(234)	1,120
Advance to suppliers	—	24,275	—	24,275	—	24,275
Inventories, net	2,903	3,742	—	6,645	(2,903)	3,742
Due from related parties	—	6,070	—	6,070	—	6,070
Total current assets	5,505	57,141	—	62,646	(5,505)	57,141

Property, plant and equipment, net	103	7,055	—	7,158	(103)	7,055
Long-term investments	960	66	—	1,026	(960)	66
Due from related parties-long term	—	247	—	247	—	247
Deferred tax assets	—	613	—	613	—	613
Goodwill	—	103	—	103	—	103

TOTAL ASSETS	$6,568	$65,225	$—	$71,793	$(6,568)	$65,225

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term loans	$—	$18,894	$—	$18,894	$—	$18,894
Notes payable	—	17,508	—	17,508	—	17,508
Accounts payable	1,211	3,581	—	4,792	(1,211)	3,581
Advance from customers	—	3,785	—	3,785	—	3,785
Dividends payable	—	578	—	578	—	578
Taxes payable	—	775	—	775	—	775
Accrued expenses and other payables	399	2,833	—	3,232	(399)	2,833
Due to related parties	—	5,161	—	5,161	—	5,161
Deferred tax liabilities	—	12	—	12	—	12
Total current liabilities	1,610	53,127	—	54,737	(1,610)	53,127

Long-term loans	—	1,167	—	1,167	—	1,167

TOTAL LIABILITIES	1,610	54,294	—	55,904	(1,610)	54,294

MINORITY INTERESTS	—	6,489	—	6,489	—	6,489

STOCKHOLDERS’ EQUITY
Common shares, issued and outstanding; par value	94	—	42	(2)	136	—	136
Additional paid-in capital	31,786	3,553	(42)	35,297	(31,873	)—	3,424
Statutory surplus reserve	—	569	—	569	—	569
Accumulated other comprehensive income	345	244	—	589	(345	)—	244
Accumulated retained earning	(27,260)	76	—	(27,184)	27,260	76
Treasury stock	(7)	—	—	(7)	—	(7)

TOTAL STOCKHOLDERS’ EQUITY	4,958	4,442	—	9,400	(4,958)	4,442

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,568	$65,225	$—	$71,793	$(6,568)	$65,225

Unaudited Pro Forma Condensed Combined Balance Sheet

	As of June 30, 2009
	Historical					Pro-Forma
	Zoom	Gold Lion	Adjustments	Combined	Spin-out	Combined
	(in thousands, except per share data)
Current assets
Cash and cash equivalents	$711	$1,032	$-	$1,743	$(711)	$1,032
Restricted cash	-	11,980	-	11,980	-	11,980
Notes receivable	-	-	-	-	-	-
Accounts receivable	1,615	40,821	-	42,435	(1,615)	40,821
Other receivables, net	178	390	-	569	(178)	390
Advance to suppliers	-	32,103	-	32,103	-	32,103
Inventories, net	2,522	2,915	-	5,437	(2,522)	2,915
Prepaid expenses	-	-	-	-	-	-
Due from inter-company	-	-	-	-	-	-
Due from related parties	-	13,481	-	13,481	-	13,481
Total current assets	4,380	102,721	-	107,100	(4,380)	102,721

Property, plant and equipment, net	77	6,332	-	6,409	(77)	6,332
Long-term investments	960	66	-	1,026	(960)	66
Due from related parties-long term	-	-	-	-	-	-
Deferred tax assets	-	504	-	504	-	504
Goodwill	-	103	-	103	-	103

TOTAL ASSETS	$5,416	$109,727	$-	$115,144	$(5,416)	$109,727

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term loans	$-	$20,088	$-	$20,088	$-	$20,088
Notes payable	-	23,960	-	23,960	-	23,960
Accounts payable	1,151	35,321	-	36,472	(1,151)	35,321
Advance from customers	-	6,836	-	6,836	-	6,836
Dividends payable	-	579	-	579	-	579
Taxes payable	-	1,071	-	1,071	-	1,071
Accrued expenses and other payables	408	2,936	-	3,344	(408)	2,936
Due to related parties	-	5,160	-	5,160	-	5,160
Deferred tax liabilities	-	-	-	-	-	-
Total current liabilities	1,559	95,951	-	97,510	(1,559)	95,951

Long-term loans	-	-	-	-	-	-

TOTAL LIABILITIES	1,559	95,951	-	97,510	(1,559)	95,951

STOCKHOLDERS’ EQUITY
Common shares, issued and outstanding; par value	20	-	42	62	-	62
Additional paid-in capital	32,064	3,553	(42)	35,575	(32,076)	3,499
Statutory surplus reserve	-	612	-	612	-	612
Accumulated other comprehensive income	369	259	-	629	(369)	259
Accumulated retained earning	(28,589)	2,653	-	(25,936)	28,589	2,653
Treasury stock	(7)	-	-	(7)	-	(7)

TOTAL STOCKHOLDERS’ EQUITY	3,857	7,077	-	10,934	(3,856)	7,078
Noncontrolling Interest	-	6,699	-	6,699	-	6,699
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,416	$109,727	$-	$115,144	$(5,416)	$109,729

Unaudited Pro Forma Condensed Combined Statement

of Operations For the Twelve Months Ended December 31, 2008

	Twelve Months Ended December 31, 2008
	Historical					Pro-forma
	Zoom	Gold Lion	Adjustments	Combined	Spin-out	Combined
	(in thousands, except per share data)
Net revenue	$14,459	$80,612	$—	$95,071	$(14,459)	$80,612
Cost of sales	(11,467)	(72,411)	—	(83,878)	11,467	(72,411)
				—	—	—
Gross profit	2,992	8,201	—	11,193	(2,992)	8,201
Operating expenses:
Sales and marketing expenses	(2,932)	(267)	—	(3,199)	2,932	(267)
General and administrative expenses	(2,280)	(1,686)	—	(3,966)	2,280	(1,686)
Research and development expenses	(1,722)	(871)	—	(2,593)	1,722	(871)

Income (loss) from operations	(3,942)	5,377	—	1,435	3,942	5,377

Interest expense	—	(1,599)	—	(1,599)	—	(1,599)
Other income (expenses)	(205)	232	—	27	205	232

Income (loss) before income taxes and minority interests	(4,147)	4,010	—	(137)	4,147	4,010

Minority interest	—	(331)	—	(331)	—	(331)
Income tax expenses	(13)	(612)	––	(625)	13	(612)

Income (loss) from continuing operations (2)	$(4,160)	$3,067	$—	$(1,093)	$4,160	$3,067

Net income (loss) from continuing operations per share - basic and diluted	$(2.23)		$—	$(0.18)		$0.50

Weighted average shares outstanding:
Basic and diluted*	1,869		4,225	6,094		6,094
*	Zoom has a de minimis number of stock option shares that are “in the money.” Gold Lion does not have any stock options. There is no material difference between basic and diluted net income per share.

Unaudited Pro Forma Condensed Combined Statement of Operations

	Six Months Ended June 30, 2009
	Historical					Pro-forma
	Zoom	Gold Lion	Adjustments	Combined	Spin-out	Combined
	(in thousands, except per share data)
Net revenue	$5,414	$81,950	$-	$87,364	$(5,414)	$81,950
Cost of sales	(3,938)	(76,105)	-	(80,043)	3,938	(76,105)

Gross profit	1,477	5,845	-	7,322	(1,477)	5,845
Operating expenses:
Sales and marketing expenses	(938)	(1,353)	-	(2,291)	938	(1,353)
General and administrative expenses	(1,253)	(904)	-	(2,157)	1,253	(904)
Research and development expenses	(653)	-	-	(653)	653	-

Income from operations	(1,366)	3,588	-	2,222	1,366	3,588

Interest expense	-	(653)	-	(653)	-	(653)
Other income (expenses)	38	493		531	(38)	493

Income (loss) before income taxes and minority interests	(1,329)	3,429	-	2,100	1,329	3,429

Minority interest	-	(210)	-	(210)	-	(210)
Income tax expenses	(0)	(599)	-	(599)	0	(599)

Income (loss) from continuing operation	$(1,329)	$2,620	$-	$1,291	$1,329	$2,620

Net income (loss) per share-basic and diluted	$(0.68)		$-	$0.21		$0.42
Weighted average shares outstanding:
Basic and diluted*	1,945		4,225	6,170		6,170

* Zoom has a diminimus number of stock option shares that are "in the money."  Gold Lion does not have any stock options. There is no material difference between basic and diluted net income per share.

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

(1)	Description of Transaction

On January 28, 2009, Zoom and Gold Lion entered into a reverse merger agreement in which Zoom will merge with Gold Lion, a foreign investment enterprise organized under the laws of the PRC, that engages in the manufacturing, research and development, and sales of electronic components for 3rd generation mobile phones, wireless communication circuitry, GPS equipment, and related software products. A proposal to approve: (a) the acquisition by Zoom by the issuance of 4,225,219 shares of Zoom common stock (aggregate value based on per share price as of June 17, 2009: $5,957,558.79) for 100% of Gold Lion, which is a holding company that owns (i) 100% of Jiangsu Leimone Electronics Co., Ltd., or Jiangsu Leimone, a foreign investment enterprise organized under the laws of the People’s Republic of China, or PRC, which owns 51.03% of Tianjin Tong Guang Group Digital Communication Co., Ltd., or TCB Digital, a company organized under the laws of the PRC, and (ii) 100% of Profit Harvest Corporation Ltd., or Profit Harvest, a company organized under the laws of Hong Kong, and (b) the future acquisition by Zoom by the issuance of an additional 2,402,576 shares of Zoom common stock of additional shares of TCB Digital such that Zoom would own up to 80% of the outstanding shares of TCB Digital; subject to an upward adjustment that could provide for a maximum of 9,126,963 shares of Zoom common stock being issued for the acquisition of both Gold Lion and the additional 28.97% interest in TCB Digital. The acquisition is made pursuant to the Share Exchange Agreement, dated January 28, 2009, as amended on May  12, 2009, between Zoom, Gold Lion, TCB Digital, Zoom Telephonics, Inc., a wholly owned subsidiary of Zoom, and the Gold Lion shareholders. The completion of the proposed acquisition will result in the change of control of Zoom under the NASDAQ Stock Market Rules.

In this reverse merger the legal acquirer is Zoom and the accounting acquirer is Gold Lion. For purposes of preparing the unaudited pro forma condensed consolidated balance sheet and statements of operations, therefore the issuance of the least amount of shares by Zoom, which will result in the issuance of 4,225,219 shares (aggregate value based on per share price as of June 17, 2009: $5,957,558.79) to acquire 100% of Gold Lion and Jiangsu Leimone and 51.03% of TCB Digital.

Prior to the reverse merger, the Zoom Telephonics operating company of Zoom Technologies will be separated from Zoom Technologies to become an independent company.  The remaining Zoom Technologies entity to be merged with Gold Lion will be a Nasdaq-listed holding company with no operating entities. The remaining assets and liabilities of Zoom, if any, will be recorded at the acquisition date, at their respective fair values, and consolidated with the historical values of Gold Lion.

This information has been derived from the audited financial statements of Zoom and Gold Lion as of and for the year ended December 31, 2008 and the unaudited financial statements of Zoom and Gold Lion as of and for the quarter ended June 30, 2009. The financial statements of Zoom Technologies are included in the Zoom 2008 10-K which was filed with the S.E.C. on March 12, 2009 and the Zoom Q2 2009 10-Q which was filed with the S.E.C.on August 18, 2009.  The financial statements of Gold Lion are included elsewhere in this proxy. The pro forma adjustments are based on available information and assumptions that are believed to be are reasonable. The unaudited pro forma condensed financial information does not purport to represent the results of operations that would have occurred had such transactions been consummated on the dates indicated or the financial position for any future date or period. Zoom and Gold Lion do not assume any responsibility for the accuracy or completeness of the information provided by the other party. This information should be read together with the audited financial statements of Zoom included in the Form 10-K  and the unaudited financial statements of Zoom including in the Form Q2 2009 10-Q, referred to above and Gold Lion audited financial statements and related notes included elsewhere in this proxy statement.

(2)	Gold Lion Discontinued Operations

On May 6, 2008, Gold Lion entered into a project transfer agreement under which it will transfer the digital project department to Tianjin 712 Communication & Broadcasting Co., Ltd. Such an agreement was implemented before June 30, 2008. For the period before June 30, 2008, the statements of operation of Gold Lion reported the results of operations of the digital project department as discontinued operations. The digital project department was sold at its net book value, which amounted to $1,669,674. Consistent with Article 11 of Regulation S-X, for the purposes of the unaudited pro-forma condensed consolidated balance sheet and statements of operations, only the financial results of the continuing operations are shown.

(3)	Pro Forma Adjustments

Adjustments are related to the following:

(1)           The spin-out of Zoom Telephonics from Zoom Technologies, Inc.

The basis for this adjustment is that the operating entity, Zoom Telephonics, which contains 100% of the transactions, assets, and liabilities of Zoom Technologies, will be separated from Zoom Technologies coincident with the acquisition transaction. The removal of 100% of the Zoom Technologies sales, costs and expenses, assets, and liabilities is shown in the Spin-out column on the Pro-Forma.

(2)           Equity adjustments

The equity adjustments reflect the issuance of 4,225,219 shares of Zoom common stock (aggregate value based on per share price as of June 17, 2009: $5,957,558.79) for 100% of the equity of Gold Lion.

GOLD LION HOLDING LTD.
CONSOLIDATED BALANCE SHEETS

	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,032,013	$812,769
Restricted cash	11,979,897	8,753,757
Accounts receivable	40,820,840	12,366,814
Other receivables, net of allowance for doubtful accounts	390,426	1,119,881
Advance to suppliers	32,102,094	24,275,313
Inventories, net	2,914,896	3,742,046
Due from related parties	13,480,694	6,069,842
Total current assets	102,720,860	57,140,422

Property, plant and equipment, net	6,333,225	7,054,892
Long-term investments	65,743	65,653
Due from related parties-long term	-	247,294
Deferred tax assets	504,388	600,956
Goodwill	103,057	103,057

TOTAL ASSETS	$109,727,273	$65,212,274

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term loans	$20,088,242	$18,893,525
Notes payable	23,959,794	17,507,514
Accounts payable	35,321,423	3,580,720
Advance from customers	6,835,827	3,785,462
Dividends payable	578,936	578,142
Taxes payable	1,071,291	775,315
Accrued expenses and other payables	2,935,728	2,832,599
Due to related parties	5,159,735	5,161,169

Total current liabilities	95,950,976	53,114,446

Long-term loans	-	1,167,168

TOTAL LIABILITIES	95,950,976	54,281,614

STOCKHOLDERS’ EQUITY
Comon shares, issued and outstanding; 1,000 shares, par value $0.001 per share	1	1
Additional paid-in capital	3,553,292	3,553,292
Statutory surplus reserve	612,042	569,193
Accumulated other comprehensive income	259,332	243,625
Retained earnings	2,652,765	75,517

TOTAL STOCKHOLDERS’ EQUITY	7,077,432	4,441,628
Noncontrolling interests	6,698,865	6,489,032
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$109,727,273	$65,212,274

The accompanying notes are an integral part of these consolidated financial statements.

GOLD LION HOLDING LTD.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

	For the six months ended June 30		For the three months ended June 30
	2009	2008	2009	2008

Net revenues	$81,950,018	$22,980,642	$53,133,461	$11,697,139
Cost of sales	(76,105,167)	(19,575,671)	(49,973,216)	(10,416,031)

Gross profit	5,844,851	3,404,971	3,160,245	1,281,108

Operating expenses:
Sales and marketing expenses	(1,353,019)	(204,209)	(304,696)	(50,103)
General and administrative expenses	(903,711)	(1,082,258)	(116,229)	(330,531)
Research and development expenses	-	(857,641)	-	(173,980)
	(2,256,730)	(2,144,108)	(420,925)	(554,614)

Income from operations	3,588,121	1,260,863	2,739,320	726,494

Other income (expenses)
Equity in earnings in investee	-	3,141	-	45
Interest income	165,546	105,766	11,376	90,566
Other income	425,318	-	280	-
Interest expense	(652,509)	(775,947)	(331,602)	(420,227)
Exchange loss	(29,191)	(172,096)	(4,288)	(106,573)
Other expenses	(68,773)	(13,507)	(37,213)	(4,332)
	(159,609)	(852,643)	(361,447)	(440,521)

Income before income taxes, noncontrolling interests and discontinued operations	3,428,512	408,220	2,377,873	285,973

Income tax expense	(598,582)	(76,877)	(451,401)	(69,620)

Income before noncontrolling interests and discontinued operations	2,829,930	331,343	1,926,472	216,353
Loss from discontinued operation	-	(242,804)	-	(242,804)

Income from continuing operations including noncontrolling interests	2,829,930	88,539	1,926,472	(26,451)
Less: Net income attributable to noncontrolling interests	(209,833)	(104,731)	(226,747)	(99,994)

Net income (loss)	2,620,097	(16,192)	1,699,725	(126,445)

Other comprehensive income (loss)	$15,707	$989,214	$(961)	$379,699

The accompanying notes are an integral part of these consolidated financial statements.

GOLD LION HOLDING LTD.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended June 30
	2009	2008
Cash flows from operating activities:
Net income including noncontrolling interests	$2,829,930	$88,539
Adjustments to reconcile net income to cash used by operating activities:
Depreciation and amortization	794,796	573,875
Provision for inventory obsolescence	(128,714)	(57,745)
Provision for doubtful receivables	17,065	(58,908)
Loss on disposal of fixed assets	-	-
Investment income	-	(3,141)
Changes in operating assets and liabilities:
Deferred tax assets	97,416	111,380
Accounts receivable	(28,462,538)	1,725,405
Inventories	961,193	(2,628,832)
Advances to suppliers	(7,795,231)	3,777,155
Prepaid expenses and other assets	731,160	1,242,010
Accounts payable	31,742,430	(794,993)
Advance from customers	3,045,866	(1,981,706)
Related parties-net	(7,565,773)	(2,110,221)
Accrued expenses and other current liabilities	394,659	(596,853)
Cash used by operating activities	(3,337,741)	(714,035)

Cash flows from investing activities:
Restricted cash	(3,214,856)	(17,255)
Advance to related parties	(7,795,149)	(3,425,854)
Cash paid for long- term investments	-	(9,031,486)
Purchase of property and equipment and other long-term assets	(63,273)	(1,800,462)
Net cash used by investing activities	(11,073,278)	(14,275,057)

Cash flows from financing activities:
Proceeds from short-term loans	15,489,762	9,897,308
Proceeds from long-term loans	-	1,131,121
Repayment on borrowing from related parties	(103,219)	(6,754,567)
Proceeds from notes payable	6,429,712	(4,224,448)
Collection on advance to related parties	8,199,422	2,668,496
Receipt from related parties	106,374	21,465,151
Repayments on short-term loans	(14,320,723)	(11,767,900)
Repayments on long-term loan	(1,169,039)	-
Net cash provided by financing activities	14,632,289	12,415,161

Effect of exchange rate changes on cash	(2,026)	407,644

Net increase (decrease) in cash and cash equivalents	219,244	(2,166,287)
Cash and cash equivalents, beginning balance	812,769	3,980,584
Cash and cash equivalents, ending balance	$1,032,013	$1,814,297

SUPPLEMENTARY DISCLOSURE:
Interest paid	$596,987	$727,729
Income tax paid	$53,506	$639,087

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 - ORGANIZATION AND PROPOSED BUSINESS OPERATIONS

Gold Lion Holding Ltd ("Gold Lion" or “the Company”) was founded by Mr. Gu Lei (“Gu”) in September 2002 in the British Virgin Islands. Pursuant to an agreement dated June 30, 2007, Mr. Cao Wei (“Cao”), purchased from Gu 29.4% shares in the Company. Through a resolution of the Company on November 26, 2008, the Company’s issued 705 shares to Gu and 294 shares to Mr. Du Songtao (“Du”), resulting in a total of 1,000 issued and outstanding shares of Common Stock. Pursuant to a pledge agreement dated November 26, 2008, Du pledged his 294 shares to Cao, including all rights to such shares. As such, Gu and Cao jointly control 100% of Gold Lion.

On August 2, 2007, Gu founded Profit Harvest Corporation Ltd. (“Profit Harvest”) in Hong Kong, and in December 2008, 100% ownership of Profit Harvest was transferred to Gold Lion.

Pursuant to the capital injection agreement (“the Agreement”) by and among Tianjin Communication and Broadcasting Group Co., Ltd. (“TCBGCL”), TCBGCL Labour Union, Hebei Leimone Science and Technology Co., Ltd. (“Hebei Leimone”), Tianjin 712 Communication and Broadcasting Co., Ltd. (“712”), Beijing Depu Investment Co., Ltd. (“Beijing Depu”) and other natural person shareholders on May 8, 2007 and a resolution of the shareholder’s meeting on June 30, 2007, Hebei Leimone, a company controlled by Gu, acquired 25.13% of Tianjin Tong Guang Group Digital Communication Co., Ltd. (“TCB Digital”) from TCBGCL Labour Union and various natural person shareholders for RMB9,000,000, approximately $1,286,000. Pursuant to this Agreement, Hebei Leimone and Beijing Depu, the companies controlled by Gu and Cao respectively, invested additional RMB15,928,700 and RMB10,377,600 respectively in TCB Digital, bringing the total investment from Hebei Leimone and Beijing Depu to $4,679,111 (RMB35,306,300). After this additional investment was made as of June 30, 2007, Hebei Leimone and Beijing Depu held 36.03% and 15% respectively of TCB Digital, or 51.03% ownership in TCB Digital. Pursuant to an agreement dated June 30, 2007, Cao irrevocably pledged his 15% interest in TCB Digital through his ownership in Beijing Depu to Gu in exchange for a 29.4% stake in Gold Lion.

On November 30, 2007, Gold Lion and GD Industrial Company signed a share transfer agreement, pursuant to which, GD Industrial Company transferred 60% of Nantong Zong Yi Kechuang Digital Camera Technology Co., Ltd. (“Nantong Zong Yi”) for $10,273 to the Company. In July 2008, Nantong Zong Yi changed its name to Jiangsu Leimone Electronic Co., Ltd. (“JS Leimone”). Before the acquisition, JS Leimone did not have any operating activities. In January 2008, the Company invested $5,074,226 (HK$38,800,000) in JS Leimone to increase the Company’s ownership in JS Leimone to 80%. Pursuant to the share transfer agreement by and between Gold Lion and Nantong Zong Yi Investment Co., Ltd. dated November 26, 2008, the Company acquired the remaining 20% of JS Leimone from Nantong Zong Yi Investment Co., Ltd. for $103,214 (HK$800,000). After this transaction, the Company owned 100% of JS Leimone.

Pursuant to the share transfer agreement by and among Hebei Leimone, Beijing Depu Investment Co., Ltd and JS Leimone dated December 15, 2008, Hebei Leimone and Beijing Depu Investment Co., Ltd. transferred their 51.03% of TCB Digital to JS Leimone on December 30, 2008.

Because TCB Digital and Profit Harvest are under common control with the Company since July 2007 and August 2007, respectively, we combined their financials at historical cost into the Company from the date the Company acquired control. Acquisition method is used when the Company has actual equity investment in TCB Digital and Profit Harvest.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Gold Lion Holding Ltd, its 100%-owned subsidiary Profit Harvest, its 100%-owned subsidiary JS Leimone and its 51.03%-owned joint venture TCB Digital as of and for the six months ended June 30, 2009. As of June 30, 2007, Gu and Cao jointly acquired 51.03% equity of TCB Digital through Hebei Leimone and Beijing Depu respectively, and Gu controlled 100% of Profit Harvest in 2007. The consolidated financial statements for the six months ended June 30, 2008 included the combination of 51.03% results of TCB Digital from January 1, 2008 through June 30, 2008 and 100% of the operating results of Profit Harvest for six months ended June 30, 2008. As Gu and Cao transferred their 51.03% equity interest of TCB Digital into JS Leimone on December 30, 2008, and 100% equity interest of Profit Harvest was transferred to Gold Lion on December 22, 2008, the consolidated financial statements as of June 30, 2009 include the consolidation of balance sheets and operating results for the six months ended June 30, 2009 of TCB Digital and Profit Harvest.

Basis of Presentation

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying consolidated financial statements have been translated and presented in United States Dollars ($).

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the recoverability of the carrying amount of property and equipment and intangible assets; the allocation of the purchase price for the Company’s acquisitions; the collectibility of accounts receivable; the fair value of share-based compensation; the useful lives and salvage values of property and equipment; the realizability of inventories; and amounts recorded for contingencies. These estimates are often based on complex judgments and assumptions that management believes to be reasonable but are inherently uncertain and unpredictable. Actual results may differ from those estimates.

Foreign Currency Translation

The Company’s financial records are maintained in its local currency, RMB, which is the functional currency. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

The reporting currency of the Company is the US dollar. Transactions denominated in currencies other than US dollars are translated into US dollars at the average rate for the period. Monetary assets and liabilities denominated in currencies other than US dollars are translated into US dollars at the rates of exchange at the balance sheet date. The resulting exchange differences are recorded in other expenses in the statement of income and comprehensive income.

Foreign Currency Transaction

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rates adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand.

Fair Value of Financial Instruments

The carrying values of the Company’s financial instruments, including cash and cash equivalents, restricted cash, marketable securities, trade, bills and other receivables, deposits, trade, bills and other payables approximate their fair values due to the short-term maturity of such instruments. The carrying amounts of bank borrowings approximate their fair values because the applicable interest rates approximate current market rates.

It is management’s opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments.

The Company is exposed to foreign currency risk arising from import purchase transactions and trade payables as they affect the future operating results of the Company. The Company did not have any hedging transactions during the six months ended June 30, 2009 or 2008.

Risks and Uncertainties

The Company is subject to risks from, among other things, competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Cash and Cash Equivalents

Cash consists of cash on hand, cash in bank accounts and interest-bearing savings accounts. Cash deposits that are restricted as to withdrawal or pledged as security, are disclosed separately on the consolidated balance sheet, and not included in cash for the purpose of the consolidated statements of cash flows.

Accounts Receivable

Allowances for doubtful accounts are maintained against accounts receivable for estimated losses resulting from the inability of customers to make required payments. These allowances are based on both recent trends of certain customers estimated to be a greater credit risk as well as general trends of the entire customer pool. Accounts are written off against the allowance when it becomes evident collection will not occur.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels. Our reserve requirements generally increase as our projected demand requirements; or decrease due to market conditions and product life cycle changes. The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses. The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions. Historically, the actual net realizable value has been close to management’s estimate.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over estimated useful lives of 30 years for buildings and improvements, 10 years for machinery and equipment, 4-5 years for electronic equipment, 5 years for workshop reconstruction and assembling line reconstruction, and 5 years for transportation equipment. Expenditures for maintenance and repairs are expensed as incurred. Major renewals and betterments are charged to the property accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed in the current period.

Capitalized Interest

Interest associated with major development and construction projects is capitalized and included in the cost of the project. When no debt is incurred specifically for a project, interest is capitalized on amounts expended on the project using weighted-average cost of the Company’s outstanding borrowings. Capitalization of interest ceases when the project is substantially complete or development activity is suspended for more than a brief period.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No.144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews the carrying values of long-lived assets, including property, plant and equipment and other intangible assets, whenever facts and circumstances indicate that the assets may be impaired. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If an asset is considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs of disposal. For 2008, the Company performed an annual impairment review of long-lived assets and concluded that there was no impairment loss.

Goodwill

The Company recognizes goodwill for the excess of the purchase price over the fair value of the identifiable net assets of the business acquired. As required by SFAS No. 142, “Goodwill and Other Intangible Assets,” an impairment test for goodwill is undertaken by the Company at the reporting unit level annually, or more frequently if events or changes in circumstances indicate that goodwill might be impaired. As of June 30, 2009, the Company did not incur any impairment loss for goodwill.

Revenue Recognition

The Company recognizes sales in accordance with the United States Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements” and SAB No. 104, “Revenue Recognition.” The Company recognizes revenue when the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services were rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured. Revenue is not recognized until title and risk of loss is transferred to the customer, which occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions were met. Provisions for discounts and returns are made when the sale is recorded, and are recorded as a reduction of sales. The Company bases its estimates on historical experience taking into consideration the type of products sold, the type of customer, and the type of specific transaction in each arrangement. Revenues represent the invoiced value of goods, net of value added tax (“VAT”).

The Company does not offer promotional payments, customer coupons, rebates or other cash redemption offers to its customers. Deposits or advance payments from customers prior to delivery of goods and passage of title of goods are recorded as advanced from customers.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. Under this method, deferred income taxes are recognized for the estimated tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts and each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized when, in management’s opinion; it is more likely than not that some portion of the deferred tax assets will not be realized. The provision for income taxes represents current taxes payable net of the change during the period in deferred tax assets and liabilities.

Operating Leases

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company that do not meet the capitalization criteria of SFAS 13, are accounted for as operating leases. Rental payables under operating leases are recognized as expenses on the straight-line basis over the lease term.

Comprehensive Income

The Company uses SFAS 130 “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders.

SFAS No.130, “Reporting Comprehensive Income,” establishes standards for reporting and displaying comprehensive income and its components in the consolidated financial statements. Accumulated other comprehensive income (loss) includes foreign currency translation adjustments.

Long-Term Investments

The Company accounted for its 9% investment in Tianjin Tong Guang Microelectronics Co., Ltd using the cost method.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The Company adopted SFAS 160 from January 1, 2009.

Certain amounts presented for prior periods that were previously designated as minority interest were reclassified to conform to the current year presentation. Effective January 1, 2009, the Company adopted SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51,” which established new standards governing the accounting for and reporting of noncontrolling interests (NCIs) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCIs (previously referred to as minority interests) be treated as a separate component of equity, not as a liability (as was previously the case); that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions, rather than as step acquisitions or dilution gains or losses; and that losses of a partially owned consolidated subsidiary be allocated to the NCI even when such allocation might result in a deficit balance. This standard also required changes to certain presentation and disclosure requirements. The provisions of the standard were applied to all NCIs prospectively, except for the presentation and disclosure requirements, which were applied retrospectively to all periods presented. As a result, upon adoption, the Company retroactively reclassified the “Minority interest” balance previously included in the “Other liabilities” section of the consolidated balance sheet to a new component of equity with respect to NCIs in consolidated subsidiaries. The adoption also impacted certain captions previously used on the consolidated statement of income and other comprehensive income, largely identifying net income including NCI and net income attributable to Gold Lion Holding Ltd.

In December 2007, the FASB issued SFAS No. 141 (Revised) “Business Combinations”. SFAS 141 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The Company adopted SFAS 141 (Revised) on January 1, 2009. The adoption of SFAS 141 (Revised) had no impact on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133.”  SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The Company adopted SFAS 161 on January 1, 2009. The adoption of SFAS 161 did not have any  impact on the  Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP (the GAAP hierarchy).  SFAS 162 had no impact on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.”  The scope of SFAS 163 is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, SFAS 163 does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). SFAS 163 also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS 163 was adopted on January 1, 2009 and had no impact on the Company’s financial statements.

In January 2009, the FASB issued FSP EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20, and EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets” (“FSP EITF 99-20-1”). FSP EITF 99-20-1 changes the impairment model included within EITF 99-20 to be more consistent with the impairment model of SFAS No. 115. FSP EITF 99-20-1 achieves this by amending the impairment model in EITF 99-20 to remove its exclusive reliance on “market participant” estimates of future cash flows used in determining fair value. Changing the cash flows used to analyze other-than-temporary impairment from the “market participant” view to a holder’s estimate of whether there has been a “probable” adverse change in estimated cash flows allows companies to apply reasonable judgment in assessing whether an other-than-temporary impairment has occurred. The adoption of FSP EITF 99-20-1 had no material impact on the consolidated financial statements because all of the investments in debt securities are classified as trading securities.

In April 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (FSP FAS 157-4). FSP FAS 157-4 amends SFAS 157 and provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased and also includes guidance on identifying circumstances that indicate a transaction is not orderly for fair value measurements. This FSP shall be applied prospectively with retrospective application not permitted. This FSP shall be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity early adopting this FSP must also early adopt FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (FSP FAS 115-2 and FAS 124-2). Additionally, if an entity elects to early adopt either FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (FSP FAS 107-1 and APB 28-1) or FSP FAS 115-2 and FAS 124-2, it must also elect to early adopt this FSP. The adoption of FSP FAS 157-4 had no significant impact on the determination or reporting of the financial results.

In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2. This FSP amends SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities,” SFAS 124, “Accounting for Certain Investments Held by Not-for-Profit Organizations,” and EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets,” to make the other-than-temporary impairments guidance more operational and to improve the presentation of other-than-temporary impairments in the financial statements. This FSP will replace the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired debt security until recovery with a requirement that management assert it does not have the intent to sell the security, and it is more likely than not it will not have to sell the security before recovery of its cost basis. This FSP provides increased disclosure about the credit and noncredit components of impaired debt securities that are not expected to be sold and also requires increased and more frequent disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. Although this FSP does not result in a change in the carrying amount of debt securities, it does require that the portion of an other-than-temporary impairment not related to a credit loss for a held-to-maturity security be recognized in a new category of other comprehensive income and be amortized over the remaining life of the debt security as an increase in the carrying value of the security. This FSP shall be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity may early adopt this FSP only if it also elects to early adopt FSP FAS 157-4. Also, if an entity elects to early adopt either FSP FAS 157-4 or FSP FAS 107-1 and APB 28-1, the entity also is required to early adopt this FSP. The adoption of FSP FAS 115-2 and FAS 124-2 had no significant impact on the determination or reporting of our financial results.

In April 2009, the FASB issued FAS 164, “Not-for-Profit Entities: Mergers and Acquisitions Including an amendment of FASB Statement No.142”, to improve the relevance, representational faithfulness, and comparability of the information that a not-for-profit entity provides in its financial reports about a combination with one or more other not-for-profit entities, businesses, or nonprofit activities. This Statement also improves the relevance, representational faithfulness, and comparability of the information a not-for-profit entity provides about goodwill and other intangible assets after an acquisition by amending FASB Statement No. 142, Goodwill and Other Intangible Assets, to make it fully applicable to not-for-profit entities. This Statement is effective for: Mergers for which the merger date is on or after the beginning of an initial reporting period beginning on or after December 15, 2009, Acquisitions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2009. A not-for-profit entity shall apply those items prospectively in the first set of initial or annual financial statements for a reporting period beginning on or after December 15, 2009. Application before that date is prohibited. We are currently evaluating this new FSP but do not believe it will have a significant impact on the determination or reporting of our financial results.

In May 2009, the FASB issued FAS 165, “Subsequent Events”, to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This Statement should be applied to the accounting for and disclosure of subsequent events. This Statement does not apply to subsequent events or transactions that are within the scope of other applicable generally accepted accounting principles (GAAP) that provide different guidance on the accounting treatment for subsequent events or transactions. This Statement would apply to both interim financial statements and annual financial statements. This Statement should not result in significant changes in the subsequent events that an entity reports—either through recognition or disclosure—in its financial statements. This Statement introduces the concept of financial statements being available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented.In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009. The adoption of FAS 165 had no significant impact on the determination or reporting of our financial results.

In June 2009, the FASB issued FAS 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140”, to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited.   This Statement must be applied to transfers occurring on or after the effective date. Additionally, on and after the effective date, the concept of a qualifying special-purpose entity is no longer relevant for accounting purposes.   Therefore, formerly qualifying special-purpose entities (as defined under previous accounting standards) should be evaluated for consolidation by reporting entities on and after the effective date in accordance with the applicable consolidation guidance.   If the evaluation on the effective date results in consolidation, the reporting entity should apply the transition guidance provided in the pronouncement that requires consolidation. Additionally, the disclosure provisions of this Statement should be applied to transfers that occurred both before and after the effective date of this Statement. This Statement has the same scope as Statement 140.   Accordingly, this Statement applies to all entities. This Statement removes the concept of a qualifying special-purpose entity from Statement 140 and removes the exception from applying FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, to qualifying special-purpose entities.  This Statement clarifies that the objective of paragraph 9 of Statement 140 is to determine whether a transferor and all of the entities included in the transferor’s financial statements being presented have surrendered control over transferred financial assets. This Statement defines the term participating interest to establish specific conditions for reporting a transfer of a portion of a financial asset as a sale. The special provisions in Statement 140 and FASB Statement No. 65, Accounting for Certain Mortgage Banking Activities, for guaranteed mortgage securitizations are removed to require those securitizations to be treated the same as any other transfer of financial assets within the scope of Statement 140, as amended by this Statement.   If such a transfer does not meet the requirements for sale accounting, the securitized mortgage loans should continue to be classified as loans in the transferor’s statement of financial position. This Statement requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. Enhanced disclosures are required to provide financial statement users with greater transparency about transfers of financial assets and a transferor’s continuing involvement with transferred financial assets. We are currently evaluating this new FSP but do not believe it will have a significant impact on the determination or reporting of our financial results.

In June 2009, the FASB issued FAS 167, “Amendments to FASB Interpretation No. 46(R)”, to improve financial reporting by enterprises involved with variable interest entities. The Board undertook this project to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in FASB Statement No. 166, Accounting for Transfers of Financial Assets, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. This Statement amends Interpretation 46(R) to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. This Statement amends Interpretation 46(R) to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. This Statement amends Interpretation 46(R) to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity, which was based on determining which enterprise absorbs the majority of the entity’s expected losses, receives a majority of the entity’s expected residual returns, or both. This Statement amends certain guidance in Interpretation 46(R) for determining whether an entity is a variable interest entity. This Statement amends Interpretation 46(R) to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that the holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance. This Statement amends Interpretation 46(R) to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity.This Statement shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. We are currently evaluating this new FSP but do not believe it will have a significant impact on the determination or reporting of our financial results.

In June 2009, the FASB issued FAS 168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162”. The FASB Accounting Standards CodificationTM (Codification) will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative.   This Statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009. We are currently evaluating this new FSP but do not believe it will have a significant impact on the determination or reporting of our financial results.

NOTE 2 - MERGER AND ACQUISITION

The Company acquired 60% equity in JS Leimone on November 30, 2007. As of November 30, 2007, the net assets of JS Leimone were Nil. The agreed purchase consideration was $10,273 which was higher than 60% of total net assets of JS Leimone and resulted in goodwill of $10,273. On January 1, 2008, the Company invested $4,972,466 (HK$38,800,000) in JS Leimone. After this investment, the net assets of JS Leimone were $4,976,051 and the Company owned 80% of JS Leimone.  The fair value of the 80% of equity interest of JS Leimone Electronic Co., Ltd on January 1, 2008 was $3,981,085. The agreed purchase consideration was $4,972,466 (HK$38,800,000) which was higher than 80% of total net assets of JS Leimone and resulted in goodwill of $991,381. The Company acquired the remaining 20% of equity of JS Leimone on November 30, 2008. As of November 30, 2008, the net assets of JS Leimone were $5,001,783 and therefore 20% of total assets of JS Leimone were $1,000,357. The agreed purchase consideration was $101,760 which was lower than 20% of total net assets of JS Leimone and resulted in negative goodwill of $898,597. Therefore, the total goodwill resulting from the acquisition of JS Leimone was $103,057. As of June 30, 2009 and December 31, 2008, goodwill was $103,057 and $103,057 respectively. There was no impairment of goodwill for 2008. The following table summarizes goodwill resulting from the acquisition of JS Leimone:

November 30, 2007	$10,273
January 1, 2008	991,381
November 30, 2008	(898,597)

Total goodwill	$103,057

The following table summarizes the fair values of the assets acquired and liabilities assumed from JS Leimone as of the dates of acquisition.  The total consideration for the acquisition exceeded the fair value of the net assets acquired by $103,057.

	November 30, 2007	January 1, 2008	November 30, 2008

Cash	$39,231	$5,010,704	$79,411
Accounts receivable	-	-	18,475
Other receivables	-	-	(4,750)
Advance to suppliers	-	-	4,665,134
Inventories	-	-	246,854
Due from related parties	-	-	45,431
Other assets	-	-	217,569
Fixed assets			1,708,102
Accounts payable			(388,235)
Advance from customers			(115,716)
Salary payable		(21,401)	(52,961)
Taxes payable			(5,138)
Other Payable			(1,111,614)
Due to related parties	(39,231)	(39,648)
Affect from foreign currency translation	-	200	(258,357)
Purchase price	$-	$4,949,855	$5,001,783

NOTE 3 - RESTRICTED CASH

Restricted cash as of June 30, 2009 and December 31, 2008, was $11,979,897 (unaudited) and $8,753,757 respectively. Restricted cash was deposits in banks representing collateral for the banks to issue banker’s acceptances. Restricted cash may not be recovered when the secured notes payable cannot be paid.

NOTE 4 - ACCOUNTS RECEIVABLE

As of June 30, 2009 and December 31, 2008, the Company’s accounts receivable consisted of the following:

	2009	2008
	(Unaudited)
Accounts receivable	$40,854,834	$12,383,724
Less: Allowance for doubtful accounts	(33,994)	(16,910)

Accountants receivable, net	$40,820,840	$12,366,814

NOTE 5 - INVENTORIES

Inventories, by major categories, as of June 30, 2009 and December 31, 2008 were as follows:

	2009	2008
	(Unaudited)
Raw materials	$1,748,406	$3,669,226
Work in progress	13,285	17,672
Low value consumables	39,541	5,591
Consigned goods	1,141,883
Finished goods	212,065	418,020
	3,155,180	4,096,227
Less: Allowance for obsolete inventories	(240,284)	(368,463)

Inventories, net	$2,914,896	$3,742,046

NOTE 6 - ADVANCE TO SUPPLIERS

As of June 30, 2009 and December 31, 2008, the Company’s advance to suppliers consisted of the following:

	2009	2008
	(Unaudited)
Suzhou Moben Communication Technology Ltd.	$207,338	$200,039
Shenzhen Yingqiongxing Trading Company	289,271	455,852
Beijing Xingwang Time Commercial Trading Co., Ltd.	3,308,477	7,737,737
CEC CoreCast Corporation Limited	15,708,281	7,305,206
Beijing Orsus Xelent Technologies Inc.	4,280,788	6,000,625
Derong	409,070	1,312,336
CEC Telecom Co., Ltd.	-	377,085
Tianjin Liantuo Electronic Technology Co., Ltd.	382,772	382,247
T.L.Y. (Hong Kong) Limited	-	104,840
Beijing HYT Technology & Trade Co., Ltd.,	6,777,407	-
Shenzhen Wuxing Commercial Trading Co., Ltd.	354,817
Others	383,873	399,346

Total advance to suppliers	$32,102,094	$24,275,313

NOTE 7 - OTHER RECEIVABLES

As of June 30, 2009 and December 31, 2008, the Company’s other receivables and prepaid expenses consisted of the following:

	2009	2008
	(Unaudited)
Advance to employees	$62,934	$177,068
Loan to third parties	159,128	476,963
Deposit for rental of equipment lease	92,771	43,769
Receivable for disposal of long-term assets	-	297,628
Others	70,089	83,605
Prepaid expenses	5,504	40,848

Total other receivables	$390,426	$1,119,881

The loan to third parties bears no interest.

The deposit for rental of equipment lease will be recovered in one year.

NOTE 8 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of June 30, 2009 and December 31, 2008 consisted of the following:

	2009	2008
	(Unaudited)
Cost:
Machinery and Equipment	$8,571,532	$8,479,599
Electronic Equipment	1,603,208	1,581,014
Transportation Equipment	132,414	169,235
Workshop reconstruction	58,687	58,606
Assembling line reconstruction	119,337	119,173
Total at cost	10,485,178	10,407,627
Less: Accumulated depreciation	(4,151,953)	(3,352,735)

Total property, plant and equipment, net	$6,333,225	$7,054,892

Depreciation for the six months ended June 30, 2009 and 2008 was $794,796 and $573,875 respectively, and depreciation for the three months ended June 30, 2009 and 2008 was $390,177 and $331,094 respectively.

NOTE 9 - LONG-TERM INVESTMENTS

As of June 30, 2009 and December 31, 2008, the Company’s long-term investments consisted of the following:

	2009		2008
	(Unaudited)
Tianjin Tong Guang Microelectronics Co., Ltd.	9%	65,743	9%	65,653

Tianjin Tong Guang Microelectronics Co., Ltd. was established on April 19, 2006 with total registered capital of $622,549 (RMB5,000,000).  Tianjin Tong Guang Microelectronics Co., Ltd.’s principal activities are development, manufacturing and sale of electronic information products and related technical consulting services.

NOTE 10 - SHORT-TERM LOANS

Short-term loans represent amounts due to various financial institutions which are normally due within one year. As of June 30, 2009 and December 31, 2008, the Company’s short term loans consisted of the followings:

	2009	2008
	(Unaudited)
Bank of Communications Tianjin Branch (“BOCTB”), due from April 25, 2008 to March 25, 2009 with interest at 8.217%, guaranteed by TCBGCL, the common shareholder of TCB Digital, paid on March 25, 2009	$-	$4,376,878

BOCTB, due from May 26, 2008 to April 25, 2009 with interest at 8.217%, guaranteed by TCBGCL, the common shareholder of TCB Digital, paid on April 25, 2009	-	2,917,919

BOCTB, due from June 25, 2008 to June 13, 2009 with interest at 8.217%, guaranteed by TCBGCL, the common shareholder of TCB Digital, paid on June 13, 2009	-	2,917,919

BOCTB, due from July 15, 2008 to May 25, 2009 with interest at 8.217%, guaranteed by TCBGCL, the common shareholder of TCB Digital, paid on May 25, 2009	-	2,917,919

BOCTB, due from September 17, 2008 to September 16, 2009 with interest at 7.92%, secured by the Company’s fixed assets	2,775,830	2,772,023

BOCTB, due from November 17, 2008 to November 16, 2009 with interest at 7.326%, secured by the Company’s fixed assets	1,241,819	1,240,116

Northern International Trust & Investment Co., LTD, due from December 23, 2008 to October 23, 2009 with interest at 8.7000%, guaranteed by small and medium enterprises credit guaranty center.	1,753,156	1,750,751

BOCTB, due from March 3, 2009 to March 2, 2010 with interest at 5.841%, guaranteed by TCBGCL, the common shareholder of TCB Digital	4,382,889	-

BOCTB, due from May 15, 2009 to February 14, 2010 with interest at 5.310%, guaranteed by TCBGCL, the common shareholder of TCB Digital	2,921,926	-

BOCTB, due from May 25, 2009 to January 24, 2010 with interest at 5.310%, guaranteed by TCBGCL, the common shareholder of TCB Digital	2,921,926	-

BOCTB, due from June 15, 2009 to March 14, 2010 with interest at 5.310%, guaranteed by TCBGCL, the common shareholder of TCB Digital	2,921,926	-

Industrial and Commercial Bank of China Tianjin Branch, due from April 15, 2009 to October 14, 2009 with interest at 5.103%, guaranteed by Nantong Zong Yi Investment Co., Ltd.	1,168,770

Total short-term loans	$20,088,242	$18,893,525

NOTE 11 - NOTES PAYABLE

These notes are payable in three or six months and bear no interest. The balance of notes payable as of June 30, 2009 and December 31, 2008 consisted of the following (all were bankers acceptances):
	2009	2008
	(Unaudited)
To Beijing Orsus Xelent Technology & Trading Company Limited (“Beijing Orsus”), honored by the BOCTB, from September 11, 2008 to March 11, 2009, secured by $729,480 of cash in bank, paid on March 11, 2009（Unaudited)	$-	$1,458,960

To CEC CoreCast Corporation Limited (“CoreCast”), honored by the BOCTB, from September 10, 2008 to March 10, 2009, secured by $2,188,439 of cash in bank, paid on March 10, 2009（Unaudited)	-	4,376,878

To CoreCast, honored by the BOCTB, from September 16, 2008 to March 16, 2009, secured by $2,188,439 of cash in bank, paid on March 16, 2009（Unaudited)	-	4,376,878

To CoreCast, honored by the BOCTB, from September 17, 2008 to March 17, 2009, secured by $583,584 of cash in bank, paid on March 17, 2009（Unaudited)	-	1,167,168

To CoreCast, honored by the BOCTB, from September 22, 2008 to March 22, 2009, secured by $875,376 of cash in bank, paid on March 22, 2009 （Unaudited)	-	1,750,751

To CoreCast, honored by the BOCTB, from September 09, 2008 to March 09, 2009, secured by $1,458,959 of cash in bank, paid on March 9, 2009 （Unaudited)	-	2,917,919

To Beijing Orsus, honored by the BOCTB, from October 17, 2008 to April 17, 2009, secured by $292,159 of cash in bank, paid on April 17, 2009(Unaudited)	-	583,584

To Beijing Orsus, honored by the BOCTB, from December 18, 2008 to June 18, 2009, secured by $438,238 of cash in bank, paid on June 18, 2009 (Unaudited)	-	875,376

To Beijing Orsus, honored by the BOCTB, from April 17, 2009 to October 17, 2009, secured by $292,193 of cash in bank	584,385

To Beijing Orsus, honored by the BOCTB, from June 18, 2008 to December 18, 2009, secured by $438,289 of cash in bank	876,578

To Beijing Orsus, honored by the BOCTB, from March 13, 2009 to September 13, 2009, secured by $584,385 of cash in bank	1,168,770	-

To Beijing Orsus, honored by the BOCTB, from March 18, 2009 to September 18, 2009, secured by $146,096 of cash in bank	292,193	-

Notes payable to CoreCast, honored by the BOCTB, from January 15, 2009 to July 15, 2009, secured by $2,191,445 of cash in bank, paid on July 15, 2009 (Unaudited)	4,382,889	-

To CoreCast, honored by the BOCTB, from February 12, 2009 to August 12, 2009, secured by $2,191,445 of cash in bank, paid on August 12, 2009 (Unaudited)	4,382,889	-

To CoreCast, honored by the BOCTB, from March 10, 2009 to September 10, 2009, secured by $1,460,963 of cash in bank	2,921,926	-

To CoreCast, honored by the BOCTB, from March 16, 2009 to September 16, 2009, secured by $3,214,119 of cash in bank	6,428,238	-

To CoreCast, honored by the BOCTB, from March 17, 2009 to Sept. 17, 2009, secured by $584,385 of cash in bank	1,168,770	-

To CoreCast, honored by the BOCTB, from March 23, 2009 to September 23, 2009, secured by $876,578 of cash in bank	1,753,156	-

Total notes payable	$23,959,794	$17,507,514

NOTE 12 - ACCRUED EXPENSES AND OTHER PAYABLES

As of June 30, 2009 and December 31, 2008, the accrued expenses and other liabilities of the Company were summarized as follows:
	2009	2008
	(Unaudited)
Accrued machinery rent	$1,085,194	$1,158,189
Accrued plant rent	820,806	807,404
Accrued utility	739,210	608,480
Accrued others	-	46,451
Welfare & salary payable	41,447	53,702
Others	249,071	158,373

Total accrued expenses and other payables	$2,935,728	$2,832,599

NOTE 13 - LONG-TERM LOANS

As of December 31, 2008, the Company’s long-term loans consisted of the followings:
2008

Nantong Zong Yi Investment Co., Ltd., due from January 29, 2008 to January 28, 2010. with interest at same period secured bank lending rate (7.56%) plus 0.756%, secured by the Company’s fixed assets, paid on April 20, 2009.	$729,480

Nantong Zong Yi Investment Co., Ltd., due from March 5, 2008 to March 4, 2010. with interest at same period secured bank lending rate (7.56%) plus 0.756%, secured by the Company’s fixed assets, paid on April 20, 2009.	437,688

Total notes payable	$1,167,168

NOTE 14 - DIVIDENDS PAYABLE

In June 2007, before the Company acquired 51.03% of TCB Digital, TCB Digital decided to distribute dividends to its original shareholders of $1,074,068 (RMB7,862,700). The Company paid dividends of $495,926 (RMB3,900,000) in July 2007 to its original shareholders. The balance of dividends payable was $578,936 and $578,142 as of June 30, 2009 and December 31, 2008 respectively, representing the dividend payable to TCBGCL amounting to RMB3,962,700. The Company has no plan to pay this amount in the first two quarters of 2009. The specific due date of the dividend will be negotiated between the current shareholders and original shareholders of the Company. The fluctuation of the balance of dividend payable represents the fluctuation of currency exchange rate.

NOTE 15 - RELATED PARTY BALANCES AND TRANSCATIONS

Due from related parties

As of June 30, 2009 and December 31, 2008, due from related parties were:

	2009	2008
	(Unaudited)
Due from related parties - short term

Tianjin Tong Guang Group Electronics Science & Technology Co., Ltd.	$1,034,838	$673,380
Hebei Leimone	262,293	745,943
Shanghai Spreadbridge Information Technology Co., Ltd.	1,338,305	2,111,460
Beijing Leimone Shengtong Wireless Technology Co., Ltd.	247,633	561,699
Gu Lei (Shareholder)	511,337	575,710
Leimone (Tianjin) Industrial Co., Ltd.	937,909	582,096
Beijing Leimone Shengtong Cultural Development Co., Ltd.	148,142	14,590
TCBGCL (Shareholder)	-	74,484
Tianjin Tong Guang Group Wanjie Import & Export Trading Co., Ltd.	8,217,807
712 (Shareholder)	95,712	51,990
Zhejiang Leimone Electronics Co., Ltd.	686,718	678,489

Total due from related parties-short term	13,233,061	6,069,842

Due from related parties – long term

Beijing Leimone Shengtong Wireless Technology Co., Ltd.	-	247,294

Total due from related parties	$13,480,694	$6,317,136

Tianjin Tong Guang Group Electronics Science & Technology Co., Ltd. (“Electronics Science & Tech”), an entity related to the Company through a common shareholder of TCB Digital, purchased products from the Company. For the six months ended June 30, 2009 and 2008, the Company recorded net revenues of $879,877 and $589,048 from sales to Electronics Science & Tech respectively. For the three months ended June 30, 2009 and 2008, the Company recorded net revenues of $398,177 and $311,860 from sales to Electronics Science and Tech respectively.

Hebei Leimone is controlled by Gu, the majority shareholder of the Company.

a.
Hebei Leimone sells certain handsets to the Company. For the six months ended June 30, 2009 and 2008, the Company recorded total purchases from Hebei Leimone of nil and nil respectively. For the three months ended June 30, 2009 and 2008, the Company recorded total purchase from Hebei Leimone of nil and nil respectively. The balances due from Hebei Leimone represented advances to Hebei Leimone which were Nil and $68,206 respectively as of June 30, 2009 and December 31, 2008;

b.
The Company sells certain products and provides some technical services to Hebei Leimone. For the six months ended June 30, 2009 and 2008, the Company recorded net revenues of $611,996 and $400,763 respectively from sales to Hebei Leimone; and as of June 30, 2009 and December 31, 2008, the balances due from Hebei Leimone regarding such sales were $262,293 and $437,009 respectively. For the three months ended June 30, 2009 and 2008, the Company recorded net revenues of $392,908 and $48,339 respectively from sales to Hebei Leimone;

c.
Additionally, Hebei Leimone borrowed money from the Company. The borrowings bear no interest and had a maturity of 12 months. As of June 30, 2009 and December 31, 2008, the balance of such loans was nil and $240,728.

Shanghai Spreadbridge Information Technology Co., Ltd. (“Shanghai Spreadbridge”) is controlled by Gu, the majority shareholder of the Company.

a.
Shanghai Spreadbridge borrows money from the Company. The borrowings bear no interest and had a maturity of 14 months. As of June 30, 2009 and December 31, 2008, the balances of loans were $379,851 and $393,919 respectively, of which $393,919 was due on December 31, 2008 and $14,069 was subsequently received on February 19, 2009;

b.
The Company sells certain products to Shanghai Spreadbridge. For the six months ended June 30, 2009 and 2008, the Company recorded net revenues of nil and $4,045,559 from sales to Shanghai Spreadbridge respectively. As of June 30, 2009 and December 31, 2008, the balances of due from Shanghai Spreadbridge related to such sales was $604,979 and $1,263,007 respectively;

c.
Additionally, Shanghai Spreadbridge sells raw materials to the Company. For the six months ended June 30 2009 and 2008, the Company recorded total purchases from Shanghai Spreadbridge of nil and nil respectively. The amount due from Shanghai Spreadbridge represented advances made and the amount was $353,475 and $454,534 as of June 30, 2009 and December 31, 2008 respectively.

Beijing Leimone Shengtong Wireless Technology Co., Ltd. (“Beijing Leimone”) was founded by Gu, the majority shareholder of the Company.

a.
Beijing Leimone borrows money from the Company. The borrowings bore no interest and had a maturity of 12 months or more. As of June 30, 2009 and December 31, 2008, the balance of such loans was $247,633and $247,294 and is due on March 30, 2010.

b.	TCB Digital transferred a project to Beijing Leimone on June 25, 2008 and as of December 31, 2008, the balance related to this business was $561,699, which was received on March 11, 2009.

The majority shareholder of the Company, Gu borrowed money from the Company, these borrowings bore no interest and had a two-year repayment term. As of June 30, 2009 and December 31, 2008, the balances of such loans were $511,337 and $575,710 respectively; and the amount outstanding as of June 30, 2009 is due on August 5, 2009.

The amount due from Leimone (Tianjin) Industrial Co., Ltd. (“Tianjin Leimone”) represented short term loans granted by the Company. Tianjin Leimone is controlled by Gu. The borrowing bore no interest and had a one-year repayment term. As of June 30, 2009 and December 31, 2008, the balance of loans was $937,909 and $582,096 respectively and $609,222 due on July 28, 2009, $321,412 due on April 1, 2010 and $7,275 due on March 9, 2010. Additionally, the Company made an advance payment to Tianjin Leimone on December 18, 2007; and as of June 30, 2009 and December 31, 2008, the balances of advance payments amounted to nil and $14,649,850 respectively.

The amount due from Beijing Leimone Shengtong Cultural Development Co., Ltd. (“Beijing Leimone Cultural”) represented short term loan granted by the Company. Beijing Leimone Cultural was controlled by Gu. The borrowing bears no interest and no maturity date.

The amount due from TCBGCL represented the advance payment. TCBGCL is a shareholder of TCB Digital.

Tianjin Tong Guang Wanjie Import & Export Trading Co., Ltd.(“Wanjie”), an entity related to the Company through a common shareholder of TCB Digital, sells products to the Company. The balances due from Wanjie represented advances which were $8,217,806 and nil respectively as of June 30, 2009 and December 31, 2008;

712 is a minority shareholder of TCB Digital. 712 purchases raw materials from the Company. For the six months ended June 30 2009 and 2008, the Company recorded total revenues from such sales to 712 of $104,762 and $786,428 respectively. Due from 712 as of June 30, 2009 and December 31, 2008 amounted to $95,712 and 51,990 respectively.

Zhejiang Leimone Electronics Co., Ltd. (“Zhejiang Leimone”) was controlled by Gu. Zhejiang Leimone acquired Personal Phone System Electronic Manufacturing Service from the Company in 2008. The acquisition cost was $628,214 and had not been paid as at June 30, 2009. Additionally, the Company purchases raw materials from Zhejiang Leimone. The amount due from Zhejiang Leimone represented the advance payment of $58,504 and $51,136 as of June 30, 2009 and December 31, 2008 respectively.

Due to related parties

As of June 30, 2009 and December 31, 2008, due to related parties were:

	2009	2008
	(Unaudited)
Hebei Leimone	$233,754	$233,434
Zhejiang Leimone	37,053	37,002
Gu	4,883,044	4,879,889
Others	5,884	10,844

Total due to related parties	$5,159,735	$5,161,169

The Company borrowed money from Hebei Leimone. The borrowing bears no interest and had a two-year repayment term. As of June 30, 2009 and December 31, 2008, the balances of such loans were $233,754 and $233,434 respectively; and the outstanding amount as of June 30, 2009 is due on November 21, 2009.

Zhejiang Leimone transferred fixed assets to the Company of $37,053 which the Company has not yet paid as at June 30, 2009.

Gu provides fund to the Company with no interest and no repayment term. As of June 30, 2009 and December 31, 2008, the balances of funds provided by Gu was $4,883,044 and $4,879,889 respectively.

NOTE 16 - DISCONTINUED OPERATION

On May 6, 2008, the Company entered into a project transfer agreement and transferred the digital project department to 712. Such agreement was implemented before June 30, 2008. For the period before June 30, 2008, the statements of operations of the Company reported the results of operations of the digital project department as discontinued operations. The digital project department was sold at its net book value of $1,669,674.

NOTE 17 - INCOME TAX

TCB Digital and JS Leimone are governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are generally subject to tax at a statutory rate of 25% (33% before 2008) on income reported in the statutory financial statements after appropriate tax adjustments.

JS Leimone is exempt from income tax in PRC for two years starting from the first profitable year or the year 2008, whichever is earlier, and is subject to a 50% discount on normal income tax rate for the following three years.

TCB Digital had pre-tax profit of approximately $551,800 and $688,326 for the six months ended June 30, 2009 and 2008 respectively, while JS Leimone had pre-tax profit (loss) of approximately $10,767 and $(378,975) for the six months ended June 30, 2009 and 2008 respectively, while Profit Harvest had pre-tax profit of approximately $2,880,452 and nil for the six months ended June 30, 2009 and 2008 respectively.  A 100% valuation allowance was established due to the uncertainty of its realization. The additional deducted expenses in 2008 were the additional 50% of R&D expenses deducted before income tax.

The following table summarizes the temporary differences which result in deferred tax assets and liabilities as at June 30, 2009 and December 31, 2008:

	2009	2008
Deferred tax assets:	(Unaudited)
Inventory impairment	$60,071	$92,116
Buy-back reverse	168,090	290,550
Bad debt allowance	4,265	-
Expenses deductible in next year	225,533	171,490
Accrued rental deductible in next year	822	-
Understated cost and expenses	63,400	58,679
Carryforeward operating loss	6,601	35,512
Total deferred tax assets	528,782	612,835

Deferred tax liabilities
Understated sales	(24,394)	(11,879)

Net deferred tax assets	$504,388	$600,956

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the six months ended June 30, 2009 and 2008:

	2009	2008
	(Unaudited)	(Unaudited)
US statutory rates	(34%)	(34%)
Tax rate difference	16.1%	11.1%
Valuation allowance	-	(23.2%)
Effect of tax holiday	0.1%	4.0%
Tax for prior year	0.4%	-
Additional deducted expenses	0.0%	23.3%

Tax per financial statements	(17.4%)	(18.8%)

The following table reconciles the U.S. statutory rates to the Company’s effective tax rate for the three months ended June 30, 2009 and 2008:
	2009	2008
	(Unaudited)	(Unaudited)
US statutory rates	(34%)	(34%)
Tax rate difference	15.4%	8.3%
Valuation allowance	-	(30.5%)
Effect of tax holiday	0.3%	1.4%
Tax for prior year	1.3%	-
Additional deducted expenses	0.0%	33.3%

Tax per financial statements	(17.6%)	(24.3%)

NOTE 18 - STATUTORY RESERVES

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (the “PRC GAAP”). Appropriations to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve equals 50% of the entities’ registered capital or members’ equity. Appropriations to the statutory public welfare fund are at least 5% of the after tax net income determined in accordance with PRC GAAP. Commencing on January 1, 2006, new PRC regulations waived the requirement for appropriating retained earnings to a welfare fund. For the six months ended June 30, 2009 and 2008, the Company appropriated$ 42,849 and $36,863 to statutory surplus reserve respectively. As of June 30, 2009 and December 31, 2008, the Company’s statutory surplus reserve were $612,042 and $569,193,respectively.

NOTE 19 - CONCENTRATION DISCLOSURE

The following table sets forth the Company’s major customers whose purchases from the Company represent over 10% of the Company’s sales for the six months ended June 30, 2009 and 2008:

2009			2008
Customers	Sales revenue	% of total revenue	Customers	Sales revenue	% of total revenue
Beijing Baina Wei’er Science and Technology Co., Ltd.	$32,714,275	40%	Beijing Orsus Xelent Technology & Trading Co., Limited.	$5,680,142	25%
CLP Guangtong Beijing Science and Technology Co., Ltd.	11,134,322	14%	Shanghai Spreadbridge Information Technology Co., Ltd.	3,922,724	17%
	-	-	Beijing HYT Technology & Trade Co., Ltd.	2,452,515	11%
Total	$43,848,597	54%	Total	$12,055,381	52%

The following table set forth the Company’s major suppliers whose sales to the Company represent over 10% of the Company’s purchase for the six months ended June 30, 2009 and 2008:
2009			2008
Suppliers	Purchase	% of total purchase	Suppliers	Purchase	% of total purchase
Beijing Tianyu Communication Equipment Co.Ltd	$25,161,075	35%	Beijing Xingwang Shidai Tech & Trading Co., Ltd.	$12,933,286	41%
CEC CoreCast Corporation Limited	10,810,021	15%	Sichuan Moba Industrial Co., Ltd.	4,554,974	14%
			Beijing Orsus Xelent Technology & Trading Co., Limited.	4,833,850	15%
			Tianjin Tong Guang Group Electronics Science & Technology Co., Ltd.	3,485,648	11%
Total	$35,971,086	50%	Total	$25,807,708	82%

NOTE 20 - OPERATING RISK

(a)	Industry risk

The industry in which we compete is rapidly evolving, highly competitive, fragmented and driven by consumer preferences and quickly evolving technology. Increased competition may result in price reductions, reduced gross margin and loss of market share. Failure to compete successfully against current or future competitors could have a material adverse effect on the Company’s business, operating results and financial condition.

(b)	Product risk of obsolescence

From the second half of year 2007, the Company began to involve in the agent business of some famous high-end smart phones. Because of the restructure of China Unicom, one type of smart phones could not be sold as expected and inventory impairment loss arose. Such uncertain and unpredictable events could take significant effect on the profits that the Company will make in the future.

(c)	Exchange risk

The Company cannot guarantee the Renminbi and US dollar exchange rate will remain steady, therefore the Company could post the same profit for two comparable periods and post higher or lower profit depending on exchange rate of Renminbi and US dollars. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d)	Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC currently allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations relating to ownership of a Chinese corporation are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(e)	Interest risk

The Company is exposed to interest rate risk arising from short-term variable rate borrowings from time to time. The Company’s future interest expense will fluctuate in line with any change in borrowing rates. The Company does not have any derivative financial instruments as of December 31, 2008 and 2007 and believes its exposure to interest rate risk is not material.

NOTE 21 - COMMITMENT

Operating lease commitment

The Company has operating leases and the lessor of the premises for TCB Digital is TCBGCL, a common shareholder of TCB Digital.  Pursuant to these leases which rates of rent are all at Rmb 8 per square meter per month for production facilities and dormitory space, the commitment of the Company as pf June 30, 2009 is as follows:

12 month period ending June 30
2010	$222,739
2011	200,954
2012	200,954
2013	10,804

Total minimum lease payments	$635,451